UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Amendment No. 1

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☐ Soliciting Material Pursuant to §240.14a-12

TIVO INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TiVo Inc.
2160 Gold Street
P.O. Box 2160
San Jose, CA 95002
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JULY 31, 2013
To our Stockholders:
The 2013 Annual Meeting of Stockholders of TiVo Inc., a Delaware corporation, will be held on Wednesday, July 31, 2013, beginning at 10:30 a.m. local time at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California. At the meeting, the holders of the Company's outstanding common stock will act on the following matters:

1.	Election of two directors to hold office until the 2016 Annual Meeting of Stockholders;

2.	Ratification of the selection of KPMG LLP as the independent registered public accounting firm of TiVo for the fiscal year ending January 31, 2014;

3.
Approval on a non-binding, advisory basis of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("Say-on-Pay"); and

4.	Transaction of any other business as may properly come before the Annual Meeting.
All holders of record of shares of TiVo common stock at the close of business on June 5, 2013 are entitled to vote at the meeting and any postponements or adjournments of the meeting. This notice and the accompanying proxy statement and proxy card are being first mailed to stockholders on or about June 20, 2013.

By order of the Board of Directors,

/s/ Thomas S. Rogers
Thomas S. Rogers
Chief Executive Officer and President
San Jose, California
May 31, 2013
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

TiVo Inc.
2160 Gold Street
P.O. Box 2160
San Jose, CA 95002
PROXY STATEMENT
This proxy statement is being solicited on behalf of the Board of Directors of TiVo Inc. for use at the Annual Meeting of Stockholders of TiVo Inc., including any postponements or adjournments, to be held on Wednesday, July 31, 2013, beginning at 10:30 a.m. at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California. This proxy statement and accompanying proxy card are being first mailed to stockholders on or about June 20, 2013.
ABOUT THE MEETING AND VOTING
What is the purpose of the Annual Meeting?
At our 2013 Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of two directors, ratification of the selection of the Company's independent auditors, and approval on a non-binding, advisory basis of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“Say-on-Pay”).
Who is entitled to vote at the meeting?
Only stockholders of record at the close of business on June 5, 2013, the record date for the meeting, are entitled to receive notice of and to participate in the 2013 Annual Meeting. If you were a stockholder of record as of the close of business on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.
What are the voting rights of the holders of TiVo common stock?
Each outstanding share of TiVo common stock will be entitled to one vote on each matter considered at the meeting.
Who can attend the meeting?
Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Please also see “How do I vote?” for instructions on voting at the Annual Meeting if you hold your shares in “street name.”
What constitutes a quorum?
The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding as of the close of business on the record date, which is June 5, 2013, will constitute a quorum, permitting the meeting to conduct its business. At the close of business on May 15, 2013, there were 126,591,305 shares of our common stock outstanding and entitled to vote. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares of common stock considered to be present at the meeting.
How do I vote?
If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.
Can I change my vote after I return my proxy card?
Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company at our principal executive office, 2160 Gold Street, P.O. Box 2160, San Jose, CA 95002, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.
 What are the Board of Director's recommendations?
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:
    for the election of two directors to hold office until the 2016 Annual Meeting of Stockholders (see Proposal 1);
    for ratification of the selection of KPMG LLP as the independent registered public accounting firm for TiVo for the fiscal year ending January 31, 2014 (see Proposal 2); and
    for approval on a non-binding, advisory basis of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("Say-on-Pay") (see Proposal 3).
With respect to any other business that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
What vote is required to approve each item?
All votes will be tabulated by the Inspector of Elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted in accordance with the recommendations of the Board. With respect to any other business that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion, as the case may be with respect to the item not marked.
Election of Directors. In uncontested elections of directors, such as this election, the affirmative vote of a majority of the votes cast by the shares represented and entitled to vote on the proposal at the meeting is required for the election of directors. A “majority of the votes cast” means that the number of votes cast “for” a director candidate must exceed the number of votes cast “against” that candidate. In the past, if you held your shares in street name and you did not indicate how you wanted to vote those shares in the election of directors, your bank or broker was allowed to vote those shares on your behalf as they felt appropriate. However, your bank or broker no longer has the ability to vote your uninstructed shares in the election of directors on a discretionary basis. Any broker non-votes or abstentions will not be voted with respect to the director or directors indicated, although they will be counted for purposes of determining whether there is a quorum.
Ratification of the Selection of Independent Registered Public Accounting Firm. The affirmative vote of the majority of the shares of common stock entitled to vote and represented, in person or by proxy, at the meeting is necessary to ratify the section of KPMG LLP as the independent registered public accounting firm for TiVo for the fiscal year ending January 31, 2014. A properly executed proxy marked “Abstain” with respect to the ratification of the section of the independent registered public accounting firm will have the same effect as a vote against the proposal. Broker non-votes will not be counted as shares present and entitled to vote on the proposal, although they will be counted for purposes of determining whether there is a quorum.
Advisory Vote on the Compensation of Named Executive Officers. The affirmative vote of a majority of the shares of common stock entitled to vote and represented, in person or by proxy, at the meeting is necessary to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities Exchange Commission ("Say-on-Pay"). Because your vote is advisory, it will not be binding on the Board, the Compensation Committee or the Company. However, the Board will review the voting results and take them into consideration when making future decisions about executive compensation. A properly executed proxy marked “Abstain” with respect to the Say-on-Pay proposal will have the same effect as a vote against the proposal. Broker non-votes will not be counted as shares present and entitled to vote on the proposal, although they will be counted for purposes of determining whether there is a quorum.
Other Items. For each other item, the affirmative vote of the holders of a majority of the shares of common stock entitled to vote on the item and represented, in person or by proxy, at the meeting will be required for approval at a meeting at which a quorum is present as required under Delaware law for approval of proposals presented to stockholders. A properly executed proxy marked “Abstain” with respect to such matter will have the same effect as a vote against the proposal. Broker non-votes will not be counted as shares present and entitled to vote on the proposal, although they will be counted for purposes of determining whether there is a quorum. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
There is no statutory or contractual right of appraisal or similar remedy available to those stockholders who dissent from any matter to be acted upon.
Who pays for the solicitation of proxies?
We will bear the entire cost of solicitation of proxies including preparation, assembly, printing, and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, e-mail, or personal solicitation by our directors, officers, or other regular employees. No additional compensation will be paid to our directors, officers, or other regular employees for such services.
In addition, we have retained MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY, 10016, to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and to contact brokerage houses and other nominees, fiduciaries and custodians to request that such entities forward soliciting materials to beneficial owners of our common stock. For these services, we will pay MacKenzie Partners, Inc. a fee of $30,000, plus expenses.
Is my vote confidential?
Proxies, ballots, and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.
How do I find out the voting results?
Preliminary voting results will be announced at the meeting and final voting results will be published in our Current Report on Form 8-K within four business days following the Annual Meeting. We will file this current report with the Securities and Exchange Commission (“SEC”). After the Form 8-K is filed, you may obtain a copy by:
    visiting our website; or
    contacting our Investor Relations department at (408) 519-9677.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on July 31, 2013.
This Proxy Statement and the 2013 Form 10-K are available on the Internet at: http://www.tivo.com/2013proxy.

PROPOSAL 1
ELECTION OF CLASS II DIRECTORS
Our Amended & Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Unless the Board determines that vacancies or newly created directorships shall be filled by stockholders, vacancies and newly created directorships on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.
The Board has selected two Class II director nominees to be re-elected at the 2013 Annual Meeting of Stockholders. Both of the nominees for election to this class are currently directors of TiVo. The term of office of each person elected as a director at this meeting will continue until the 2016 Annual Meeting or until the director's successor has been duly elected or appointed and qualified, or until such director's earlier death, resignation, or removal.
Directors, in an uncontested election, such as this, are elected by the affirmative vote of a majority of the votes cast by the shares represented and entitled to vote on the proposal at the meeting. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management and the Board have no reason to believe that any nominee will be unable to serve. There are no family relationships among any of the directors, director nominees, or executive officers of TiVo.
The names of the nominees, their ages as of May 1, 2013 and certain other information about them are set forth below:

William Cella

Age:	63

Director Since:	2009

Class/Expiration:	Class II/2013

Committee:	Compensation Committee.

Principal Occupation:
Partner, The Cheyenne Group, an executive search firm, since February 2013;
Chairman and Chief Executive Officer of The Cella Group LLC, a media, marketing and sales consulting firm, since March 2008; from July 2002 until March 2008 Chairman and Chief Executive Officer of MAGNA Global Worldwide, a unique media negotiation, research and programming unit of the Interpublic Group of Companies.

Other Directorships:	Crown Media Holdings, Inc. (NASDAQ GM: CRWN).

Qualifications:
Mr. Cella's qualifications for election to our Board include his leadership skills and years of experience in media negotiation, programming creation and branded content reflected in his extensive experience in network, cable and syndicated television, including being inducted into the Broadcasting and Cable Hall of Fame in 2007, as well as his participation on our Board and on our Compensation Committee.

Jeffrey T. Hinson

Age:	58

Director Since:	2007

Class/Expiration:	Class II/2013

Committee:	Audit Committee, Chair; Strategy Committee.

Principal Occupation:
President of YouPlus Media, L.L.C., an online media consulting company, since June 2009; President and CEO of Border Media Partners from July 2007 to July 2009; Financial Consultant from January 2006 until June 2007; Executive Vice President and Chief Financial Officer of Univision Communications, a Spanish language media company, from March 2004 to June 2005 and consultant to Univision Communications from June 2005 until December 2005; Senior Vice President and Chief Financial Officer of Univision Radio, the radio division of Univision Communications, from September 2003 to March 2004.

Other Directorships:	Live Nation Entertainment (NYSE: LYV); Chairman, Windstream Corporation (NYSE: WIN); Ares Commercial Real Estate Corporation (NYSE: ACRE).

Qualifications:
Mr. Hinson's qualifications for service on the Board include his extensive financial and accounting experience. Through his current service on the audit committees of Live Nation Entertainment and Ares Commercial Real Estate as well as his prior service as a chief financial officer of two public companies, Mr. Hinson has deep experience in overseeing financial reporting processes, internal accounting and financial controls, independent auditor engagements, and the other functions of an audit committee of a public company. The Board has also determined that Mr. Hinson qualifies as an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission (“SEC”). Additionally, the Board values Mr. Hinson's experience as a board member on other telecommunications and media industry boards as well as his continued role as member of our Board, our Strategy Committee, and Chairman of our Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE IN PROPOSAL 1

DIRECTORS NOT STANDING FOR ELECTION WHOSE TERMS DO NOT EXPIRE IN 2013
The members of the Board whose terms do not expire at the 2013 Annual Meeting and who are not standing for election at this year's Annual Meeting are set forth below:

Peter Aquino

Age:	52

Director Since:	2010

Class/Expiration:	Class I/2015

Committee:	Audit Committee; Compensation Committee.

Principal Occupation:
Executive Chairman of Board, from December 2012 until April 2013, and Chairman, Chief Executive Officer and President, from November 2010 to December 2012, of Primus Telecommunications Group, Incorporated (PMUG.OB on OTC BB), an integrated facilities-based communications services provider; President and Chief Executive Officer of RCN Corporation, an all digital cable television service provider, from December 2004 to August 2010.

Other Directorships:	Primus Telecommunications, Inc. from November 2010 until April 2013.

Qualifications:
Mr. Aquino's qualifications for election to our Board include his leadership skills and years of executive experience working in the cable and telecommunications business. Under Mr. Aquino's leadership, RCN was built into an all digital HDTV cable MSO in five major cities, launched one of the first TiVo/MSO partnerships, and created an advanced fiber-based commercial network through organic and acquisition strategies. Mr. Aquino led the company from emergence of bankruptcy to an ultimate sale in 2010. Prior to joining RCN, Mr. Aquino was Senior Managing Director of Communications Technology Advisors LLC, focused on restructuring telecom and media companies from 2001 to 2004. Prior to that, Mr. Aquino was the COO of the first triple play companies in Latin America - designing, building, and operating an integrated cable TV and CLEC throughout nine major cities in Venezuela from 1995 and 2000. Mr. Aquino began his career at Bell Atlantic (now Verizon) in 1983 and has over 25 years of telecom/cable operating experience. Mr. Aquino currently serves as a director of United Way of America and is a graduate of Montclair State College and has an MBA from George Washington University.

Thomas Rogers

Age:	58

Director Since:	2003

Class/Expiration:	Class III/2014

Committee:	None

Principal Occupation:
President and Chief Executive Officer, TiVo Inc. since July 2005; Vice Chairman of TiVo from October 2004 to July 2005; Chairman of TRget Media, a media industry investment and operations advisory firm, from July 2003 to present; Senior Operating Executive for media and entertainment for large private equity firm Cerberus Capital Management from 2004 until July 2005; Chairman of the Board of Teleglobe International Holdings, Ltd. (NASDAQ:TLGB), a provider of international voice, data, internet, and mobile roaming services, from November 2004 to February 2006; Chairman and CEO of Primedia, Inc. (NYSE:PRM), a print, video, and online media company, from October 1999 until April 2003; and President of NBC Cable and Executive Vice President, among other positions, at National Broadcasting Company, Inc., a television broadcast company, from January 1987 until October 1999.

Other Directorships:
Dex Media, Inc. since April 2013; SuperMedia, formerly Idearc Inc., which filed for bankruptcy in 2009 (NYSE: SPMD) from November 2006 until April 2013; formerly Chairman of the Board of Teleglobe International Holdings, Ltd. (NASDAQ: TLGB) from November 2004 to February 2006; formerly Chairman of the Board and Chief Executive Officer of Primedia, Inc. (NYSE:PRM), a print, video, and online media company, from October 1999 to April 2003.

Qualifications:
Mr. Rogers's qualifications for service on the Board include his extensive leadership and business experience as exemplified by his years of experience as a senior executive in the media, entertainment and technology industries including with Primedia, NBC (including his role in the founding of CNBC and MSNBC), and Cerberus Capital Management as a senior operating executive for media and entertainment as well as his in-depth knowledge of TiVo's business, strategy and management team, and his participation on our Board and other public company boards.

J. Heidi Roizen

Age:	55

Director Since:	2009

Class/Expiration:	Class III/2014

Committee:	Compensation Committee, Chair; Nominating and Governance Committee; and Strategy Committee.

Principal Occupation:
Venture Partner at venture capital firm Draper Fisher Jurvetson since February 2012;
Entrepreneurship Educator, Technology Ventures Program at Stanford University's Management Science and Engineering Department since January 2011; Chief Executive Officer, SLT, LLC, a motivational music company, from 2008 to 2012; from 1997 to 2007, Managing Director of Mobius Venture Capital, a technology venture fund with $2 billion under management; VP Worldwide Developer Relations, Apple, 1996-1997; CEO T/Maker Company 1983-1996.

Other Directorships:	DMGT (LSE:DMGT) since September 2012; Yellow Pages Group (TSX YLO.UN) of Montreal, Canada from August 2009 until May 2011; Online Resources, Inc. (NASDAQ: ORCC) from July 2008 to May 2009.

Qualifications:
Ms. Roizen's qualifications for service on the Board include her leadership skills gained from her experience as a CEO of a consumer software company and a media company as well as leadership roles in leading trade associations in the venture and software industries, her business experience working with high growth technology companies, including as an executive at Apple leading developer relations initiatives, as an entrepreneur, and as a venture capital investor, as well as her participation on public company boards, including our Board and her role as Chair of the Compensation Committee and membership on the Nominating and Corporate Governance Committee and Strategy Committee.

Thomas Wolzien
Age:	66

Director Since:	2007

Class/Expiration:	Class I/2015

Committee:	Lead Independent Director; Nominating and Governance Committee, Chair; Audit Committee; and Strategy Committee.

Principal Occupation:
Chairman of Wolzien LLC, a provider of consulting and advisory services to leading companies in the media and communications industries, since July 2005; prior to July 2005 Senior Media Analyst at Sanford C. Bernstein & Co., LLC, the sell-side research unit of Alliance Bernstein L.P.

Other Directorships:	None.

Qualifications:
Mr. Wolzien's qualifications for election to the Board include his leadership skills and lengthy service in the broadcasting industry and as a sell-side media analyst, his experience providing consulting and advisory services to leading companies in the media and communications industries as Chairman of Wolzien LLC, as an independent inventor with multiple patents in media and interactive television, as well as his participation on our Board including as Lead Independent Director, and membership on the Audit Committee, the Nominating and Governance Committee, and the Strategy Committee.

David Yoffie

Age:	58

Director Since:	2011

Class/Expiration:	Class III/2014

Committee:	None.

Principal Occupation:
Max and Doris Starr Professor of International Business Administration at Harvard Business School, where he has taught since 1981. Dr. Yoffie previously served as Senior Associate Dean and Chair of Executive Education from 2006-2012 at Harvard Business School, as well as Chairman of Harvard Business School's Strategy department from 1997 to 2002, Chairman of the Advanced Management Program from 1999 to 2002, and Chairman of Harvard's Young Presidents' Organization from 2004 to 2012. He now chairs Harvard's World President's Organization program.

Other Directorships:	Intel Corporation (NASDAQ:INTC) since 1989; Financial Engines, Inc. (NASDAQ:FNGN) since June 2011; formerly on the board of Charles Schwab Corporation (NYSE:SCHW) until 2007.

Qualifications:
Dr. Yoffie's qualifications for service on our Board include his more than 30 years as a scholar and educator in the field of international business administration at Harvard University. Dr. Yoffie has significant experience and knowledge regarding the development of successful international business technology enterprises. His participation on other public company boards, including as the longest serving director of Intel, provides significant cross-board experience.

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE GUIDELINES; LEAD INDEPENDENT DIRECTOR
We have adopted corporate governance guidelines titled “Corporate Governance Guidelines of TiVo Inc.” which are available at www.tivo.com by first clicking “About us”, then “Investor Relations,” and then “Corporate governance.” These guidelines were adopted by the Board to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management, and to enhance the accountability of the Board to our stockholders. We updated our corporate governance guidelines in May 2011 to reflect the fact that the Board appointed Thomas Wolzien as Lead Independent Director in December 2010.
NO SHAREHOLDER RIGHTS PLAN
We currently have no Shareholder Rights Plan (the “Rights Plan”), as our Rights Plan expired on October 29, 2011.
DIRECTOR INDEPENDENCE

The Board makes an annual determination of independence as to each Board member under the current standards for “independence” established by NASDAQ Global Market (“NASDAQ”). In May 2013, the Board determined that all of its directors, except Mr. Rogers, TiVo's Chief Executive Officer, are independent under these standards.
DIRECTOR NOMINATING PROCESS
The Nominating and Governance Committee considers candidates for director nominees proposed by directors and security holders. The Committee may also retain recruiting professionals to identify and evaluate candidates for director nominees.
The Committee evaluates all aspects of a candidate's qualifications in the context of the needs of the Company with a view to creating a Board with a diversity of experience and perspectives. In accordance with the Nominating and Governance Committee's charter, the same evaluating procedures apply to all candidates for director nomination, including candidates submitted by security holders. Among a candidate's qualifications and skills considered important are personal and professional integrity, ethics, and values; a commitment to representing the long-term interests of security holders; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience and/or academic expertise in the Company's industry and with relevant social policy concerns; experience as a board member of another publicly held company; and practical and mature business judgment. The Committee gives consideration to a wide range of diversity factors as a matter of practice when evaluating candidates to the Board and incumbent directors, but the Committee does not have a formal policy regarding Board diversity.
The Nominating and Governance Committee will consider prospective candidates nominated by security holders, in accordance with the Company's Amended & Restated Bylaws and its Amended & Restated Certificate of Incorporation, if the name(s) and supporting information are submitted by certified or registered mail to: Corporate Secretary, TiVo Inc., 2160 Gold St., P.O. Box 2160, San Jose, CA 95002. Any stockholder who desires to recommend a candidate for nomination to the Board who would be considered for election at the Company's 2014 Annual Meeting must do so no earlier than April 3, 2014 and no later than May 3, 2014 in accordance with the provisions of the Company's Amended & Restated Bylaws.
Majority Vote Standard
In 2012, our Board of Directors approved an amendment to our Amended & Restated Bylaws that changed the vote standard for the election of directors in uncontested elections from a plurality standard to a “majority of the votes cast” standard following the 2012 Annual Meeting of Stockholders. This means each director must be elected by the affirmative vote of a majority of the votes cast by the shares represented and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a candidate for director must exceed the number of votes cast “against” that director. Any nominee for director in an uncontested election who fails to receive a greater number of votes cast “for” his or her election than votes cast “against” such director's election is expected to tender his or her resignation for consideration by the Nominating and Governance Committee, or, alternatively, a committee consisting solely of independent directors. Any nominee who fails to receive the requisite vote shall not participate in the deliberations or decisions of the Nominating and Governance Committee or committee of independent directors. The Nominating and Governance Committee or committee of independent directors will make a determination as to whether to accept or reject the resignation or whether other action should be taken (including whether to request that the subject director resign from the Board if the director has not tendered his or her resignation).
In a contested election (i.e., where the number of nominees exceeds the number of directors to be elected), the plurality vote standard remains in place.
SECURITY HOLDER COMMUNICATIONS WITH THE BOARD
Security holders may contact the Board regarding bona fide issues or questions about TiVo by mail, facsimile, or e-mail, addressed as follows: Board of Directors, or individual director, c/o Corporate Secretary, 2160 Gold St., P.O. Box 2160, San Jose, CA 95002; or by Fax: (408) 519-3304; or by e-mail: Board@tivo.com. The Corporate Secretary periodically will forward such communications or provide a summary to the Board or the relevant members of the Board.
CODE OF CONDUCT
We have adopted a code of conduct that applies to all our directors, officers, and employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, as required by applicable securities laws, rules of the SEC, and the applicable NASDAQ listing standards. This code of conduct is posted on our

Website located at www.tivo.com. The code of conduct is available at www.tivo.com by first clicking “About us”, then “Investor Relations,” then “Corporate governance” and finally click on “Code of Conduct.”
BOARD LEADERSHIP STRUCTURE
In December 2010, the Board appointed Mr. Wolzien as Lead Independent Director to work with our Chief Executive Officer in setting the agenda of Board meetings and to focus on the development and maintenance of governance practices that support the Board in meeting a high level of performance with regards to the duties of the members of the Board, including leading executive sessions of the Board's independent directors. The Company's Corporate Governance Guidelines state that the Company has no fixed policy on whether the roles of chairman of the board and chief executive officer should be separate or combined, with this decision being made by the Board based on the best interests of the Company considering the circumstances at the time. Currently, the Board does not have a designated chairman although the roles are functionally combined with our Chief Executive Officer, Mr. Rogers, managing those duties, including Board agendas, schedules, and meetings. Mr. Rogers, who is responsible for the day-to-day operation of the Company, possesses a detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company. Mr. Rogers is best positioned to efficiently manage the process for creating board agendas, with Board input through its lead independent director. Additionally, each Committee of the Board has a standing position on the Board's agendas to report its activities and its concerns, if any, to the full Board. The Committee chairs have regular contact with the CEO, directly and through regular meetings of the strategy committee, and there are frequent operational and strategy updates between Board members and management which ensure the kind of direct flow of information and input between the Board and management that keeps the Board's time and attention focused on the most critical matters impacting the efficient execution of the Company's strategic plans. The Board believes that its independent, non-management directors, which currently make-up six of seven directors, provide a range of strong and independent views and opinions and sufficiently balance the governance needs of the Company. In addition, the Company's non-management directors meet in periodic executive sessions without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. While the Board believes this approach has functioned appropriately without a designated chairman of the Board, the Board may review the lack of a designated chairman in the future to evaluate alternative structures.
BOARD INVOLVEMENT IN RISK OVERSIGNT AND RISK ASSESSMENT OF COMPENSATION PRACTICES
Day-to-day management of risk is the direct responsibility of the Company's Chief Executive Officer and the senior leadership team. The Board has oversight responsibility for managing risk at the Company, focusing on the adequacy of the Company's risk management and risk mitigation processes. The Board recognizes that an important part of its responsibilities is to evaluate the Company's exposure to risk and to monitor the steps management has taken to assess and control risk. For example, at each Board meeting, management provides the Board with updates on the Company's strategic and operational plans for the year including its execution of operational and strategic priorities, such as research and development initiatives, on-going litigations, and potential business deals as well as risks presented by current business strategy, competition, government regulations, general industry trends including the disruptive impact of technological change, capital structure and allocation, and mergers and acquisitions. In addition to the discussion of risk at the Board level in connection with these strategic and operational areas, the Board's standing committees also focus on risk exposure as part of their on-going responsibilities. As such, our Audit Committee focuses on oversight of financial risks relating to the Company, including financial reporting and disclosure risks. As part of the Audit Committee's duties, it receives reports, including quarterly updates, on our annual risk assessment performed by our internal audit team in connection with the development of a plan for an evaluation of the effectiveness of our internal control over financial reporting, which is subject to the review and approval of the Audit Committee. Our internal audit team prepares these risk assessments by conducting quantitative and qualitative risk assessment to identify individual process and enterprise-wide financial reporting risks. In addition, our Nominating & Governance Committee focuses on reputational and corporate governance risks relating to our Company; and our Compensation Committee focuses primarily on risks relating to remuneration of our officers and employees.
In setting compensation, the Compensation Committee regularly reviews with management the Company's compensation policies and practices for employees as they relate to risk management and, based upon this review, the Company believes that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company in the future.
Specifically, the Company believes that the elements of the Company's compensation program do not encourage unnecessary or excessive risk-taking. Base salaries are fixed in amount and thus do not encourage risk taking. While Company annual bonus program and sales commission plans focus on achievement of short-term or annual goals, and short-term or annual goals may encourage the taking of short-term risks at the expense of long-term results, given the sales employees' other compensation opportunities and the Company's internal control procedures, the Compensation Committee and management believe that the annual bonus program and sales commission plans appropriately balance risk and the desire to focus certain employees on specific short-term goals important to the Company's success.
A significant portion of the compensation provided to the Company's executives, and a material amount of the compensation provided to other employees, is in the form of long-term equity awards that are important to help further align employee interests with those of the Company's stockholders. The Company does not believe that these awards encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the Company's stock price, and because awards are staggered and subject to long-term vesting schedules to help ensure that employees have significant value tied to long-term stock price performance.
 This Proxy Statement, including the preceding paragraphs, contains forward-looking statements. The Company has based these forward-looking statements largely on the Company's current expectations and projections about future events. Forward-looking statements contained in this Proxy Statement should be considered in light of the many uncertainties that affect the Company's business and specifically those factors discussed from time to time in the Company's public reports filed with the SEC, such as those discussed under the heading, “Risk Factors,” in the Company's most recent Annual Report on Form 10-K, and as may be updated in subsequent SEC filings.
MEETINGS AND COMMITTEES OF THE BOARD
THE BOARD
Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his duties and to attend all Board and applicable committee meetings. The Board met 9 times during the fiscal year ended January 31, 2013. Each director attended at least 75% of all Board and applicable committee meetings during the fiscal year ended January 31, 2013. One Board member attended our 2012 Annual Meeting.
THE COMMITTEES
The Board has the following four standing committees: (1) Audit; (2) Compensation; (3) Nominating and Governance; and (4) Strategy. The composition of the committees for fiscal year 2014 is presented in the table below. Each of these committees has a written charter approved by the Board. The Board has affirmatively determined that each director who currently serves on the Audit, Compensation, Nominating and Governance, and Strategy Committees is independent, as the term is defined by applicable NASDAQ listing standards and SEC rules. A copy of each of our written committee charters can be found at www.tivo.com by first clicking “About us”, then “Investor Relations,” and then “Corporate governance.”
Audit Committee. The Audit Committee is responsible for, among other things, making recommendations to the Board regarding the engagement of our independent registered public accounting firm, reviewing with the independent registered public accounting firm, the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, and reviewing the adequacy of our internal control and financial reporting. The Audit Committee is currently composed of three outside directors who are not our officers or employees. The Board has determined that each member of the Audit Committee meets the independence and financial experience requirements under both SEC and NASDAQ rules. In addition, the Board has determined that Mr. Hinson is an “audit committee financial expert” as defined by SEC rules.
Compensation Committee. The Compensation Committee is responsible for determining salaries and incentive compensation for our directors and executive officers and for administering our stock plans. The members of our Compensation Committee are “independent” as required by the listing requirements of NASDAQ. For further discussion of the process and procedures for the consideration and determination of executive and director compensation, see “Compensation Discussion & Analysis.”
Nominating and Governance Committee. The Nominating and Governance Committee was established by the Board in November 2002 for the purpose of, among other things, (i) making recommendations to the Board regarding candidates for membership on the Board and regarding the size and composition of the Board, (ii) establishing procedures for the nomination process, and (iii) reviewing matters related to our corporate governance. The members of our Nominating and Governance Committee are “independent” as required by the listing requirements of NASDAQ.
Strategy Committee. The Strategy Committee is authorized and directed by the Board to oversee the strategic planning process that management is responsible for, including the identification and setting of strategic multi-year goals and expectations, material business and product initiatives of the Company, and strategic financial and capital market activities of the Company.
The following table sets forth the composition of the Board's standing committees for fiscal year 2014 as well as the number of meetings for each standing committee during fiscal year 2013:

Composition of Board's Standing Committees for Fiscal Year 2014

Name of Director	Audit	Compensation	Nominating and Governance	Strategy
Independent Directors
Pete Aquino	M	M
William Cella		M
Jeffrey T. Hinson	C			M
J. Heidi Roizen		C	M	M
Thomas Wolzien (L)	M		C	M
David Yoffie
Employee Director
Thomas Rogers

Number of Meetings in Fiscal Year 2013	10	9	2	10

M = Committee member; C = Chair
L = Lead Independent Director

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of our Compensation Committee are Messrs. Aquino and Cella and Ms. Roizen. None of the current members of our Compensation Committee is currently or has been, at any time since the Company's inception, an officer or employee. None of our executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We have adopted a written related party transaction policy. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Exchange Act of 1934, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, when the amount involved exceeds $120,000 and a related party had or will have a direct or indirect material interest. Under the policy, our executives and certain other employees are required to consult with our legal department upon learning of any proposed transaction that may constitute a related party transaction. If our legal department determines that the proposed transaction constitutes a related party transaction under applicable NASDAQ listing standards and SEC rules, in accordance with our Audit Committee Charter, such related-party transaction must be (i) approved by the Audit Committee or a majority of the independent and disinterested members of the Board, (ii) on terms no less favorable to TiVo than could be obtained from unaffiliated third parties, and (iii) in connection with bona fide business purposes. Our executive management, General Counsel, and Chairman of the Audit Committee will also confer with regard to any potential transactions that may not otherwise constitute a related party transaction under applicable NASDAQ listing standards and SEC rules in order to determine whether it may be appropriate to submit such transaction for review, approval, and/or ratification by the Audit Committee or a majority of the independent and disinterested members of the Board. For a discussion of other transactions with related parties described elsewhere, see the headings "Corporate Governance-Director Independence", “Executive Compensation and Other Information-Compensation Discussion and Analysis-Severance and Change of Control Payments” and “Executive Compensation and Other Information-Employment, Severance, and Change of Control Agreements.”

Directors and Executive Officers.
We have entered into indemnity agreements with substantially all of our directors and officers that provide, among other things, that TiVo will indemnify each such persons, under circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be a party by reason of his or her position as a director, officer or employee, and otherwise to the full extent permitted under Delaware law, TiVo's Amended & Restated Bylaws, and TiVo's Amended & Restated Certificate of Incorporation.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION DISCUSSION AND ANALYSIS
The following discussion and analysis contains statements regarding individual and company performance targets and goals used in setting compensation for our named executive officers. These targets and goals are disclosed in the limited context of the Company's compensation programs and should not be understood to be statements of management's future expectations or estimates of future results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.
Overview of Compensation Program
The Compensation Committee of the Board has responsibility for establishing and monitoring adherence with the Company's compensation philosophy. Our Compensation Committee reviews and recommends for approval by the Company's Board all compensation, both cash and equity, to be paid to our named executive officers. The Committee ensures that the total compensation paid to its named executive officers is fair as well as competitive. This section discusses the principles underlying the Company's executive compensation policies and decisions. It provides qualitative information regarding how compensation is awarded to and earned by the Company's named executive officers and places in context the data presented in the tables and narrative that follows.
The Company's named executive officers, based on the Company's fiscal year ended January 31, 2013, also referred to as the Company's fiscal year 2013 or FY13, include:
•Thomas Rogers, Chief Executive Officer and President;
•Naveen Chopra, Chief Financial Officer & Senior Vice President Corporate Development and Strategy;
•Charles (Dan) Phillips, Senior Vice President, Chief Operating Officer;
•Jeffrey Klugman, Executive Vice President, General Manager Products and Revenue;
•Matthew Zinn, Senior Vice President, General Counsel and Chief Privacy Officer; and,
•Anna Brunelle, former Vice President and Chief Financial Officer.
On December 19, 2012, Ms. Brunelle resigned from her position as Chief Financial Officer and Vice President of TiVo Inc.
Executive Summary
Strong Company Performance
During the year ended January 31, 2013, we experienced significantly improved performance as a company on several fronts that factored into the Compensation Committee's determinations regarding overall cash and equity incentive compensation for the year. The most significant factors demonstrating our strong performance during the fiscal year were the following:
•we achieved the highest ever annual Service & Technology revenue in Fiscal Year 2013, which grew 24% over Fiscal Year 2012.
•Television operator, or MSO, revenue grew 83% year-over-year in the fourth quarter and total subscriptions topped three million, growing 38% over Fiscal Year 2012.
•we continued to increase our footprint both internationally and domestically, forging important new operator deals, including with Com Hem, Cable ONE, Midcontinent, Mediacom, and GCI.
•we achieved our second highest annual Adjusted EBITDA (defined below) of $43.477 million, significantly exceeding expectations for Fiscal Year 2013.
•we saw significant additional upside from litigation as we reached a favorable settlement with Verizon, bringing total damages and consideration from our intellectual property actions to more than $1 billion to date.
•we continue to define the future of television through the launch of new whole-home and multi-screen TiVo offerings.

One-Year Total Stockholder Return Above The 60th Percentile of Peers; Five-Year Total Stockholder Return Above the 50th Percentile of Peers
Our executive compensation program is designed to have a significant portion of our executives' compensation opportunity delivered in the form of equity-based compensation to tie our executives' long-term interests to those of our stockholders. Our total stockholder return (stock price appreciation plus the reinvestment of dividends) (“TSR”) for the one-year, three-year and five-year periods ended January 31, 2013 was 28.6%, 47.9%, and 52.1%, respectively, representing strong absolute total returns to our stockholders. Both our one-year and five-year TSR significantly exceeded that of the 50th percentile of our peers. Our three-year TSR fell below the 50th percentile but above the 25th percentile of our peers in light of the fact that TiVo's stock price did not experience the same extreme price volatility as other companies did during the market downturn at the outset of the financial crises.

TOTAL SHAREHOLDER RETURN AS OF 1/31/2013

	1- Year	3- Year	5- Year
TiVo	29%	48%	52%
-- Rank	13 of 28	18 of 26	10 of 23
Peer Group
75th Percentile	38%	160%	84%
Median	21%	109%	31%
25th Percentile	(11)%	9%	(12)%
Fiscal 2013 Compensation Highlights and Key Decisions
•Cash Incentives Reflected Strong Company Performance. We use annual performance-based cash incentive awards to motivate our executives to meet or exceed our company-wide and divisional performance objectives. For the year ended January 31, 2013, generally 50% of an executives' bonus opportunities was based on achievement of corporate goals and 50% was based on achievement of engineering and divisional goals, which provided company-wide focus and alignment on strategic corporate and divisional objectives. Our corporate goals for fiscal year 2013 consisted of a service and technology revenue goal, Adjusted EBITDA (defined below) goal and an end of fiscal year 2013 cash balance goal, as well as a measure of management's overall performance relative to the Company's fiscal year 2013 strategic priorities as assessed by the Board in its discretion. We achieved the Adjusted EBITDA and end of the year cash goals at the maximum levels and our service and technology revenue goal at slightly above the target level. In addition, our Board determined that management had achieved our fiscal year 2013 strategic priorities at the maximum level. Our achievement of these goals, combined with our performance relative to the engineering and divisional goals, as discussed more fully below under “Cash Incentive Compensation, Annual Performance Bonus Plan,” resulted in above-target cash incentive payouts to the named executive officers.
•Continued Commitment to Performance-Based and Equity Compensation. For Fiscal 2013, approximately 90% of our Chief Executive Officer's and 85% of our other named executive officers' total compensation (as reported in the Summary Compensation Table) was paid in the form of cash and equity incentives that are tied to the Company's performance, emphasizing our focus on pay for performance. Equity awards represented approximately 69% of our named executive officers' aggregate cash and equity compensation in fiscal year 2013. This places greater emphasis on long-term at-risk pay, offers exceptional alignment with stockholder interests, and drives long-term performance and retention.
•CEO's FY 2013 Equity Award Tied To Stock Price or Financial Performance. Fifty percent (50%) of our Chief Executive Officer's fiscal year 2013 equity award of 500,000 shares of restricted stock consists of performance-based restricted shares that only vest upon appreciation of the Company's stock price to $14.664 before April 8, 2016 (for thirty (30) consecutive trading days) or upon the attainment of Adjusted EBITDA growth targets of $40 million for the fiscal year ending January 31, 2015 or $100 million for the fiscal year ending January 31, 2016 by the Company, in each case, subject to the Chief Executive Officer's continued employment with the Company through the vesting date (other than accelerated vesting in connection with a change in control or qualifying termination of employment). The Committee determined that having half of these 2013 restricted stock vest upon specific performance conditions appropriately aligns the incentives of the Chief Executive Officer and the Company's stockholders by focusing on goals that would require significant achievements in order to realize the full potential value of this award. In addition, the Board approved three grants of 75,000 cash-settled restricted stock units to Mr. Rogers, with the first grant vesting over three-years beginning in Fiscal 2013 and the next two grants vesting over three-years beginning in fiscal years 2014 and 2015, respectively, in recognition of our past litigation performance.
•Performance-based Vesting for Fiscal year 2014 and 2015 Equity Awards. As described above, half of our Chief Executive Officer's 2013 restricted stock award consisted of performance-based restricted shares that only vest based on our stock price or Adjusted EBITDA performance. Similarly, half of our Chief Executive Officer's fiscal year 2014 equity award is performance-based and at least half of his fiscal year 2015 equity award will be performance-based. In addition, beginning in 2014, a significant portion of our other Named Executive Officers' equity awards are also tied to performance-based vesting conditions. Our commitment to performance-vesting equity awards strengthens the link between our executives' pay and the Company's performance.
•Elimination of Travel, Living and Other Miscellaneous Allowances for 2013. In light of the increase to Mr. Roger's base salary to $1,150,000, the Committee eliminated our Chief Executive Officer's allowances for travel, living and other miscellaneous expenses of $200,000. In addition, for 2013, the Committee did not approve any retention or discretionary bonuses for our Chief Executive Officer.
•Elimination of Tax Gross-ups for Future Equity Awards. Our Chief Executive Officer agreed to amend his employment agreement to eliminate any gross-ups for any taxes owed by him under Section 280G or Section 4999 of the Internal Revenue Code for equity awards granted to him after fiscal year 2015. In adopting this policy, the Committee weighed the economic consequences to our Chief Executive Officer with its continued efforts to adopt best practices.

FY 13 CEO Total Direct Compensation Mix
Pay-for-Performance Alignment
    The following graph illustrates the total compensation of our Chief Executive Officer in relation to compensation of Chief Executive Officers at our peer group. The red point on the graph represent the total compensation (as reported in the Summary Compensation Table) of our Chief Executive Officer relative to our TSR. Each other point on the graph represents the total compensation of the Chief Executive Officers in our peer group relative to his or her company's TSR performance. For more information on our peer group see “Setting Executive Compensation-Comparison to Market Practices.” The graph accounts for compensation and TSR information for both the one-year and three-year periods ended January 31, 2013, weighing the one-year information at 40% and the three-year information at 60%. This is the same weighting used by Institutional Shareholder Services Inc., an institutional proxy advisory firm (ISS), in accessing pay-for-performance alignment.

Based on the formula utilized by ISS to access pay for performance, the shaded area below represents the area where pay and total shareholder return performance demonstrate alignment. We believe that the graph demonstrates that our Chief Executive Officer's pay is aligned with our performance.

Compensation Governance and Best Practices
We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. The Committee has, among other things, taken the following actions:
•retained an external compensation consultant who reports directly to the Compensation Committee and does not provide any other services to management or the Company;
•incorporated compensation analytical tools such as peer group market data for all compensation components; and
•adopted a strict policy prohibiting hedging activities.
Stockholder Approval of our Executive Compensation at 2012 Annual Meeting of Stockholders
At our 2012 annual meeting of stockholders our stockholders voted, in non-binding advisory votes to approve the compensation of our named executive officers (with an approval representing over 91% of the shares represented in person or by proxy at the meeting and entitled to vote). The Committee reviewed the result of the stockholders' advisory vote on executive compensation and in light of the approval by an overwhelming majority of our stockholders, did not implement changes to our executive compensation programs as a result of the vote. The Committee will continue to endeavor to ensure that management's interests are aligned with those of our stockholders and support long-term value creation.
Compensation Philosophy and Objectives: Pay-For-Performance
Our compensation program for named executive officers is designed to:
•attract individuals with the skills necessary for us to achieve our business plan and to motivate and reward those individuals fairly over time;
•to retain those individuals who continue to perform at or above the levels that we expect; and
•ensure that the elements of compensation, individually and in the aggregate, do not encourage excessive risk-taking and remain competitive relative to the compensation paid to similarly situated executives at our peer companies to maximize retention.
It is also designed to reinforce a sense of ownership, urgency and overall entrepreneurial spirit and to link rewards to measurable corporate and departmental performance. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers should include both short-term performance incentives in the form of cash and long-term performance incentives in the form of stock-based compensation. We achieve these objectives through an executive compensation program consisting primarily of three elements: base salary; performance-based annual cash incentives; and long-term equity incentive compensation.
Setting Executive Compensation
Use of Independent Compensation Consultant
Based on the foregoing objectives, the Committee has structured the Company's annual performance-based cash compensation and long-term equity compensation to motivate executives to achieve the business goals set by the Board and reward the executives for achieving those goals. In furtherance of this, the Committee directly engaged Frederic W. Cook & Co. (“Frederic Cook”), an independent consulting firm providing executive compensation advisory services, for FY13 to conduct an annual review of the Company's total compensation program for the Company's executive officers, including the Company's named executive officers. For fiscal year 2013, Frederic Cook provided the following services on behalf of the Committee:
•Reviewed the composition of the Company's compensation peer group;
•Reviewed and provided recommendations on the arrangement and total compensation for all of the Company's executive officers, including the Chief Executive Officer;
•Provided assistance in the design of TiVo's equity compensation program, including analysis of the equity mix, aggregate share usage, burn rate, and target grant levels;
•Updated the Committee on best practices and emerging issues in the area of executive compensation; and
•Reviewed this Compensation Discussion and Analysis for inclusion in this proxy statement.
The Committee is satisfied with the qualifications, performance and independence of Frederic Cook. TiVo pays the cost for Frederic Cook's services. Frederic Cook does not provide any other services to TiVo, though it does work with management in developing equity compensation models for TiVo's non-executive employees and share usage metrics under the direction of the Chair of the Committee. After review and consultation with Frederic Cook, the Compensation Committee determined that Frederic Cook is independent and there is no conflict of interest resulting from retaining Frederic Cook currently or during the year ended January 31, 2013. In reaching these conclusions, the Compensation Committee considered the factors set forth in the SEC rules and the Nasdaq listing standards.
Comparison to Market Practices
During the process of compensation setting, Frederic Cook and the Committee reviewed relevant market data, including data from the public filings of the Company's select peer groups and from a Radford Executive Survey covering a broad set of high-technology companies. As part of its assessment, Frederic Cook reviewed alternatives to consider by the Committee when making compensation decisions including consideration of “market maker” peer group pay practices which are used for reference but not otherwise included as part of TiVo's overall compensation assessment.
In making compensation decisions, the Committee compares each element of total compensation against a select peer group of publicly-traded media and technology companies. This select peer group, which is reviewed and approved by the Committee, consists of companies which the Committee believes represent our primary competitors for executive talent and operate in a similarly complex media/technology environment. For 2013, Frederick Cook recommended a new combined technology and media peer group of 28 companies in a reasonable size range of the Company. The previous technology and media groups used for compensation comparisons in 2012 had become less useful for comparison due to a number of mergers and acquisitions that occurred during the previous twelve months. The following represents the select peer group of technology and media companies used for FY13:

Akamai Technologies	InfoSpace	Salesforce.com
Arbitron	Limelight Networks	SeaChange International
Ariba	Lin TV	Shutterfly
Charter Communications	Madison Square Garden	Sinclair Broadcast Group
Comscore	Netflix	Sirius XM Radio
Digital River	Opentable	Synchronoss Tech
Dolby :Laboratories	Pandora Media	ValueClick
Dreamworks Animation	RealD	WebMD Health
Expedia	Realnetworks
IAC Interactive	Rovi

The companies in the peer group for 2013 have the following profile:

($ Millions)
	TiVo	Peer Group Median
Market Capitalization(1)	$1,652	$1,249

Revenues (2)	$304	$641

(1) as of January 31, 2013
(2) Fiscal year ended January 31, 2013

As of January 31, 2013, TiVo ranked significantly above the median of the peer group in terms of market capitalization, while ranking below the 50th percentile of the peer group in total revenues. We believe that it is important to include in our peer group companies which we compete with for engineering and executive talent as well as compete across different software, hardware, services and media industries, rather than only selecting peer companies on the basis of standardized industry classifications. The Compensation Committee believes it is appropriate to evaluate executive pay practices beyond our GICS industry because there are few companies that match our unique mix of software and hardware development, media, and intellectual property litigation.
Role of Executive Officers in Compensation Decisions
The Committee makes all recommendations to the Board regarding salary, bonus, and equity awards for the Chief Executive Officer and reviews and approves salary, bonus, and equity awards for all other executive officers of the Company, including the named executive officers. The Chief Executive Officer and the Senior Vice President of Human Resources annually review the performance of each named executive officer (other than the Chief Executive Officer whose performance is reviewed by the Committee and the Board) with the Committee. The conclusions reached and recommendations made based on these reviews, including with respect to salary adjustments and annual cash incentive and equity award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to the named executive officers other than with respect to the Chief Executive Officer for whom the Board retains the discretion to modify recommended adjustments or awards.
Executive Compensation Components
The components of compensation for named executive officers are:
•base salary;
•cash incentive compensation in the form of annual performance bonus;
•equity compensation;
•post-termination severance payments in connection with limited events; and
•perquisites and other personal benefits.

Base Salary Compensation
We provide our named executive officers and other employees with base salaries to compensate them for services rendered during the fiscal year. The Committee has adopted a general approach of compensating the Company's named executive officers with base salaries reflective of individual role, experience, and performance. The Committee's foregoing approach reflects consideration of the Company's stockholders' interests in paying what is necessary, but not significantly more than necessary, to achieve the Company's corporate goals.
Base salary levels are typically reviewed annually as part of the Company's performance review process as well as upon a promotion or other change in job responsibility. In April 2012, our Board, at the recommendation of the Committee, approved the terms of an employment package for our Chief Executive Officer including a base salary of $1,150,000. In light of the increase to Mr. Roger's base salary, the Committee eliminated our Chief Executive Officer's allowances for travel, living and other miscellaneous expenses as well as an annual retention bonus he was entitled to under his prior employment agreement. In addition, for 2013, the Committee did not approve any retention or discretionary bonuses for our Chief Executive Officer.
For FY 2013, Messrs. Klugman, Phillips and Zinn received base salary increases of approximately 10% in light of peer compensation data. Ms. Brunelle received a lower base salary increase of 3%.
In December 2012, Mr. Chopra's base salary was increased to $375,000 following his promotion from Senior Vice President of Corporate Development and Strategy to the expanded role of Chief Financial Officer. Mr. Chopra will continue to be responsible for the Company's corporate development and strategy functions in addition to overseeing the Company's accounting and financial reporting, planning, tax and treasury functions. Mr. Chopra's increased base salary reflects his additional responsibilities.
Also in December 2012, in connection with Mr. Phillip's promotion from Senior Vice President of Engineering and Operations, where he oversaw the Company's engineering services and company-wide operations, to the expanded role of Chief Operating Officer, his base salary was increased to $450,000. Mr. Klugman's base salary was also increased to $450,000 in December 2012 following his promotion to the role of Executive Vice President, General Manager Products and Revenue.
Cash Incentive Compensation, Annual Performance Bonus Plan
Each year in the spring, upon the recommendation of the Committee, the Board approves a cash incentive compensation plan to motivate and reward superior performance by our named executive officers and other executives. The Board sets the incentive bonus opportunity for individuals to reflect the executive's level within the Company for the current fiscal year (e.g., Senior Vice President or Vice President).
Our named executive officers fiscal year 2013 target incentive opportunities remained at the same levels as 2012: 100% of base salary for our Chief Executive Officer and 50% of base salary for each other named executive officer other than in the case of Messrs. Klugman and Phillips, whose target incentive opportunities were increased to 100% of base salary following their expanded roles in December 2012. For fiscal year 2013, generally 50% of the executives' bonus opportunities would be based on achievement of corporate goals and 50% would be based on achievement of engineering and divisional goals, providing company-wide focus and alignment on strategic corporate and divisional objectives.
Cash Incentive Compensation - Chief Executive Officer
Our Chief Executive Officer's performance goals were comprised of a variety of performance measures that in combination the Committee determined would reflect the Company's overall performance. The Chief Executive Officer's target bonus was comprised of the same corporate performance goals as the Company's other named executive officers, though weighted differently to reflect his overall responsibility for the Company, and also included additional company-wide performance goals. In fiscal year 2013, the Chief Executive Officer achieved 168.8% of his target bonus based on achievement of the goals discussed more fully below.

Goals	Weighting	Threshold (0.5X)	Target (1.0X)	Maximum (2.0X)	Actual Achievement
Service and Technology Revenues	10%	$212 million	$227 million	$242 million	$231 million or 11.3%
Adjusted EBITDA*	10%	($26) million	($21) million	($16) million	$43.477 million or 20%
Ending Fiscal Year 2013 Cash**	15%	$547 million	$557 million	$567 million	$626.8 million or 30%
Transactions and Deals in Connection with the Company's Corporate and Strategic Plan***	20%	2	3	5	5 transactions achieved or 40%
Progress Overall IP Litigation	10%	Determined in the Board's discretion			20%
Overall Company Performance: (1) overall growth of the company, (2) subscriber growth, including distribution deals, (3) R&D expenditure relative to engineering objectives; (4) management and resolution results of IP enforcement	15%	Determined in the Board's discretion			30%
New Arrangements and Development Milestones****	5%				8.3%
Innovation: Content and Hardware Integration	5%				5%
Innovation: TVE/Whole-home	5%				0.6%
Quality: Client Software (2.2 Release)	5%				3.6%

Bonus Target Total	100%				168.8%
Total Payout					168.8%
* Adjusted EBITDA is a non-GAAP metric and is defined as income before interest expense, provision for income taxes and depreciation, amortization, and stock-based compensation expense. The Committee reserved the right to further adjust this goal, but did not, for certain legal expenses and fiscal 2013 bonuses.
** Actual cash results were adjusted to exclude the effect of any acquisition activity but included litigation awards.
*** The Board determined that the following five commercial transactions were significant to the Company achieving its corporate and strategic plans related to expanding the Company's commercial distribution relationships domestically and internationally: Com Hem, GCI, MidContinent, Cable One and Mediacom.
**** This goal measured new incremental arrangements with existing MSO partners and development milestones relating to the launch of a new international operator, television ecommerce application and development of new user experience personalization features.
Cash Incentive Compensation - Other Named Executive Officers
The other named executive officers' fiscal year 2013 performance goals were based on meeting corporate performance goals as well as engineering and departmental performance goals. For all named executive officers (excluding the Company's Chief Financial Officer and Chief Executive Officer), actual cash bonuses were based 50% on performance against corporate goals. The remaining 50% of the bonus payout was based on company-wide engineering objectives, and performance against specified departmental goals, as applicable. In addition, certain of the named executive officers were also eligible for additional above-target amounts for achievement of additional specified upside objectives, which are described below.
The Committee selected the corporate performance, engineering and departmental goals for the Company's named executive officers because the Committee determined they are important indicators of increased stockholder value. In keeping with its past practices, the Committee established corporate and departmental objectives at levels which the Board believed required significant performance by executives, were not easily achieved, but if achieved would be the best indicator of stockholder value creation. The Board retains the discretion to exclude the effects of extraordinary, unusual or infrequently occurring events, changes in accounting principles or significant changes in the Company's strategic plan during the fiscal year.
The corporate goals component of bonuses were based on meeting the same specified goals with respect to the Company's financial performance as disclosed above for our Chief Executive Officer, including the service and technology revenue goal, Adjusted EBITDA goal, an end of fiscal year 2013 cash balance goal, as well as a measure of management's overall performance relative to the Company's FY13 strategic priorities as assessed by the Board in its discretion. As disclosed above, the Company achieved these corporate goals as follows: the service and technology revenue goal at slightly above 113%, and each of the Adjusted EBITDA goal, the end of fiscal year 2013 cash balance goal and the measure of management's overall performance relative to the Company's FY13 strategic priorities at 200%, resulting in an aggregate achievement of the corporate goals at 182.6% of target. The Company-wide engineering objectives related to new arrangements and development milestones, distribution (new deals/future customers), innovation (content and hardware integration), innovation (TVE/Whole-home) and quality (client software 2.2 release). The Company achieved these company-wide engineering goals at 110.2% of target.
The Committee and the Board established each named executive officer's departmental performance goals based on the objectives the Board determined would most effectively measure each named executive officers' contribution to the overall performance of the Company. While the exact numerical targets for each named executive officer's departmental objectives are not disclosed because the Company considers each of these individual targets to be confidential, competitively harmful if disclosed, and/or not material to an understanding of a particular named executive officer's overall compensation. The following is a detailed description of the nature of each named executive officer's departmental goal and such officer's achievement of them.
Naveen Chopra, Chief Financial Officer. The corporate goals (weighted 25%) and engineering goals (weighted 25%), described above, comprised 50% of Mr. Chopra's bonus opportunity. Mr. Chopra's actual bonus was also determined based on achievement of the following goals: domestic and international distribution deals with qualifying operators, development deals , acquisition transactions, litigation settlements with each operator and the addition of new targeted blue chip institutional investors. Related to these goals, Mr. Chopra received a payout of $775,868 based significantly on the distribution deals with Mediacom, GCI, CableOne, Midcontinent and Con Hem, the TRA and Zinc transactions as well as Verizon litigation settlement. Based on achievement of 27.5% and 45.7% of his target bonus tied to the Company's achievement of the corporate performance goals and engineering goals, respectively, combined with an additional payout of $775,868 based on the above specified goals and a discretionary bonuses of $100,000, based on the Compensation Committee's assessment of Mr. Chopra's performance and his contribution to the Company's overall performance, and $30,000, in connection with Mr. Chopra's significant contribution to the successful acquisition and integration of TiVo Research and Analytics, Inc., Mr. Chopra was awarded a total bonus of $1,026,919.
Jeffrey Klugman, EVP, General Manager Products and Revenue. The departmental/engineering portion of Mr. Klugman's bonus was weighted at 50% of his bonus, while the portion tied to corporate goals was weighted at 50%. Mr. Klugman achieved a payout of 55.1% of his target bonus with respect to his departmental/engineering goals which consisted of the same company-wide engineering goals described above. Based on achievement of 55.1% of his target bonus tied to his department/engineering goals and an additional 91.3% of his target bonus tied to the Company's achievement of the corporate performance goals, Mr. Klugman was awarded a bonus of 146.4% of his target bonus or 146.4% of his base salary. In addition, Mr. Klugman was awarded a discretionary bonus at the end of the year in the amount of $75,000 in connection with his management of the acquisition and integration of TiVo Research and Analytics, Inc. during fiscal year 2013.
Charles (Dan) Phillips, Chief Operating Officer. The departmental/engineering portion of Mr. Phillip's bonus was weighted at 50% of his bonus, while the portion tied to corporate goals was weighted at 50%. Mr. Phillips achieved a payout of 55.1% of his target bonus with respect to his departmental/engineering goals which consisted of the same company-wide engineering goals described above. Based on achievement of 55.1% of his target bonus tied to his department/engineering goals and an additional 91.3% of his target bonus tied to the Company's achievement of the corporate performance goals, combined with achievement of his upside goal relating to cost containment on labor expenses for R&D initiatives (weighted 10%) at 7.8%, Mr. Phillips was awarded a bonus of 154.2% of his target bonus or 154.2% of his base salary. In connection with Mr. Phillips' new role as Chief Operating Officer, he will also be entitled to a retention bonus payable in the amount of $500,000 in November 2013 and an additional $2.5 million in November 2015 as long as Mr. Phillips remains an employee in good standing of the Company.

Matthew Zinn, SVP, General Counsel, Corporate Secretary and Chief Privacy Officer . Mr. Zinn's department goals involved legal matters of the Company related to engineering objectives as well as litigation, intellectual property protection and enforcement and regulatory matters. The departmental portion of Mr. Zinn's bonus was weighted at 15% of his target bonus, while the corporate goals (weighted 50%) and engineering goals (weighted 35%), described above, comprised the remaining portion of his bonus opportunity. Mr. Zinn achieved a payout of 15% of his target bonus with respect to his departmental goals which related to Company's defense of its intellectual property, including actions relating to Motorola. Based on achievement of 15% of his target bonus tied to his department goals and an additional 91.3% and 38.6% of his target bonus tied to the Company's achievement of the corporate and engineering goals, respectively, Mr. Zinn was entitled to 144.9% of his target bonus or 72.5% of his base salary. In addition, Mr. Zinn was also awarded a total of $1,090,211 in connection with previously established formulaic payouts related to the settlement with Microsoft ($100,000), settlements of offensive litigation pre-trial ($200,000 for pre-trail Verizon settlement), four dispositive motions to remove patents from cases ($100,000), resolutions of the Verizon ($540,000 based on payment of $25,000 for every $10 million in settlement amount up to a cap of $750,000) and ITC litigations ($100,000) and transfers of venue to a more favorable venue ($50,000).
Anna Brunelle, Former VP, Chief Financial Officer. In connection with Ms. Brunelle's resignation, we entered into a transition agreement with her to continue to provide services to the company in a reduced role during a transition period. As such Ms. Brunelle remained entitled to her 2013 bonus under the executive bonus plan. Ms. Brunelle's departmental goals related to accounting and financial planning matters (weighted 30%). The corporate goals (weighted 50%) and engineering goals (weighted 20%), described above, comprised the remaining portion of her bonus opportunity. Ms. Brunelle's achieved a payout of 45% with respect to her departmental goals which reflected key accomplishments related to meeting our quarterly guidance and no significant deficiencies or material weakness. Based on achievement of 45% of her target bonus tied to department goals and an additional 91.3% and 22% of her target bonus tied to the Company's achievement of the corporate performance goals and engineering goals, respectively, Ms. Brunelle was awarded a bonus of 158.3% of her target, or 79.2% of her base salary.
Equity Compensation
The Company provides its named executive officers and other employees with stock options and/or restricted stock grants as additional elements of an employee's total compensation. For equity compensation purposes, annual equity awards ranges are based solely on the technology company peer group data. The Committee utilizes technology company peer group data to review equity compensation to be in line with competitive pay practices in the Silicon Valley and to be consistent with the Committee's overall compensation strategy to emphasize equity compensation. The Committee focuses on the Silicon Valley since the Company competes with some of the largest Silicon Valley companies for talent in the cutting edge advanced television space. The Committee utilizes equity grants to ensure sufficient retention and future performance emphasis via annual stock option grants and/or restricted stock awards, or a mix. In this way, the Committee is able to both pay for performance and enhance the link between the creation of stockholder value and long-term executive incentive compensation. The Committee believes that equity grants allow executives to have the opportunity for increased ownership in the Company (further aligning executive's interests with those of stockholders) while maintaining competitive levels of total compensation. The Committee typically (with at least one exception above the range) targets an individual's opportunity to earn compensation through stock options and/or restricted stock generally between the technology company peer group 50 th to 75 th percentiles of the equity grant data.
We typically make annual awards of restricted stock, restricted stock units and/or stock options to our named executive officers, executives, and other continuing employees on an annual basis in the spring each year (generally in February, March or April). We also typically make awards of restricted stock, restricted stock units and/or stock options to certain newly hired or promoted executives. Additionally, at other times during the year, we may periodically make grants of restricted stock, restricted stock units and/or stock options to certain continuing employees for incentive or retention purposes. Newly hired or promoted executives and employees receive their award of restricted stock, restricted stock units and/or stock options typically on the 7th or 21st of the month following the later of their start date (for newly hired employees) or approval of the grant by the CEO for non-executive employees, by the Compensation Committee for executive-level employees other than the CEO, and by the Board for the CEO. Options are awarded at the NASDAQ's closing price of our common stock on the date of grant. We do not grant options with an exercise price that is less than the closing price of our common stock on the grant date.
Chief Executive Officer Equity Compensation
In April 2012, the Board, at the recommendation of the Committee, approved the terms of a three-year employment package for our Chief Executive Officer. At least 50% of Mr. Rogers' equity compensation from his employment package is contingent on the Company's future performance in addition to Mr. Rogers' annual bonus. Annual equity awards in the amounts of 500,000, 550,000 and 600,000 shares of restricted stock are to be awarded in Fiscal Years 2013, 2014 and 2015, respectively. The award amounts were determined after reviewing several factors including, historical awards provided to the CEO and the importance of motivating and retaining our CEO. The Fiscal Year 2013 award of 500,000 shares of restricted stock was split with 50% of the award vesting in three equal annual installments based on continued service and 50% vesting in the next four years upon appreciation of the Company's stock price to $14.664 before April 8, 2016 (for thirty (30) consecutive trading days) or upon the attainment of Adjusted EBITDA growth targets of $40 million for the fiscal year ending January 31, 2015 or earlier, or $100 million for the fiscal year ending January 31, 2016 by the Company, in each case, subject to the Chief Executive Officer's continued employment with the Company through the vesting date (other than accelerated vesting in connection with a change in control or qualifying termination of employment). As a result of the significant settlement award received by the Company in its Verizon patent infringement case and the Company's improving operational performance, the Company achieved $43.447 million in Adjusted EBITDA in the fiscal year ended January 31, 2013 resulting in the vesting of the performance portion of Mr. Roger's Fiscal Year 2013 performance shares. Fifty-percent (50%) of the Fiscal Year 2014 award is performance-based and at least 50% of the Fiscal Year 2015 awards will be performance-based.
In addition, the Board approved three annual awards of 75,000 cash-settled restricted stock units to Mr. Rogers each vesting over three years beginning in Fiscal Year 2013, 2014 and 2015, respectively, in recognition of our past litigation performance. Each grant vests in equal annual installments over three years from the date each grant is actually made. In the event of a change in control of the Company, Mr. Rogers' performance-vesting awards will convert to time-based vesting in equal annual installments over four years from the date of grant, based on Mr. Rogers' continued service to the Company. Upon a qualifying termination, including in connection with a change in control or other termination as specified in Mr. Rogers' employment agreement, Mr. Rogers will be entitled to accelerated vesting of all these time and performance-based grants that have been granted and will be entitled to a cash payment equal to the value of any of the awards of shares of restricted stock or cash-settled restricted stock units that, as of the date of such qualifying termination, have not been granted.
Named Executive Officer Equity Compensation
In fiscal year 2013, the Committee granted the other named executive officers the opportunity to earn compensation through restricted stock awards in keeping with the Committee's pay-for-performance philosophy for compensation. The Committee's intent in making these awards was to meaningfully address near and longer term retention of named executive officers, stabilize the management team in the current uncertain market, and better align the interests of the Company's named executive officers with long term stockholder value creation. With respect to equity compensation, the Committee also typically emphasizes internal pay equity between the Company's senior executive team to motivate and incentivize performance across the senior executive team while also encouraging collaboration and a shared responsibility for executing on the Company's strategic plan.
The Committee granted FY13 restricted stock awards in March 2012. The Committee awarded each named executive officer (other than the Chief Executive Officer, whose award is discussed above) restricted stock awards between the 50 th and 75th percentile grant values of the Company's peer group. Each named executive officer (other than our Chief Executive Officer and Ms. Brunelle) received a restricted stock award of 81,000 shares. Ms. Brunelle received a restricted stock award of 60,000 shares. The awards vest in six equal semi-annual installments over three years, subject to the executive's continued employment or service with us on that date.
The value of the shares subject to these awards for fiscal year 2013 to the named executive officers are reflected in the “Summary Compensation Table - FY13” below and further information about these grants is reflected in the “FY13 Grants of Plan-Based Awards” table below.
In connection with Mr. Chopra's new role and increased responsibilities as Chief Financial Officer, he will be entitled to future equity awards of restricted stock as follows: in fiscal year 2014, a promotional award of 175,000 shares and an annual award of 100,250 shares; and in fiscal year 2015, an annual award of 110,375 shares. Twenty-five (25%) of the fiscal 2014 award is performance-based and at least a portion of the fiscal year 2015 award will be performance-based, with the remaining portion time-based vesting. The portion of the fiscal year 2015 grant that is time-based vesting will be fully-vested by December 2015.
In connection with Mr. Phillips' new role and increased responsibilities as Chief Operating Officer, he was granted an additional restricted stock award in December 2012 the amount of 100,000 shares for fiscal year 2013. In addition, he will be entitled to additional grants of 125,000 and 108,000 shares of restricted stock to be awarded in fiscal years 2014 and 2015, respectively. Mr. Phillips' fiscal year 2013 grant vests bi-annually over three years.

Forty (40%) of the fiscal 2014 award is performance-based and at least a portion of the fiscal year 2015 award will be performance-based as well, with the remaining portion time-based vesting. The portion of each such grant that is time-based vesting will be fully-vested by November 2015.
In connection with Mr. Klugman's promotion, he will be entitled to annual equity awards in the amounts of 100,250, 110,375 and 120,000 shares of restricted stock to be awarded in fiscal years 2014, 2015 and 2016, respectively. Twenty-five (25%) of the fiscal 2014 award is performance-based and at least a portion of the fiscal year 2015 and fiscal 2016 awards will be performance-based, with the remaining portion time-based vesting. The portion of the grant made in fiscal year 2016 that has time-based vesting will be fully-vested by March 2016.
With respect to each of these awards to Messrs. Chopra, Klugman and Phillips, in the event of a change in control, the performance-vesting awards will convert to time-based vesting under the same terms as his other time-based vesting grants, based on continued service to the Company. Upon a qualifying termination in connection with a change in control, each named executive officer will be entitled to accelerated vesting of all these time- and performance-based grants that have been granted and will be entitled to a cash payment equal to the value of any of the awards of shares of restricted stock that, as of the date of such qualifying termination, have not been granted.
Severance and Change of Control Payments
Each of the Company's named executive officers have executed a change of control severance agreement with us as discussed in this proxy under the section “Employment, Severance and Change of Control Agreements”. The Board determined to provide these change of control severance agreements in order to mitigate some of the risk that exists for executives working in a small technology company. These arrangements are intended to attract and retain qualified executives that have alternatives that may appear to them to be less risky absent these arrangements, and to mitigate any potential disincentive to consideration and execution of any acquisition, particularly where the services of these executives may not be required by the acquirer.
Since 2007, our Chief Executive Officer's change in control agreement has entitled him to a gross-up for any taxes owed by him under Section 280G of the Internal Revenue Code for payments made to him in connection with a covered change in control event. The Board determined that this benefit to the Chief Executive Officer was appropriate in order to preserve the intended benefit to the Chief Executive Officer of his existing employment arrangement and to avoid any conflict between the Chief Executive Officer's personal financial impact and pursuing any transaction as appropriate for the Company. In April 2012, Mr. Rogers agreed to eliminate any gross-ups for any taxes owed by him under Section 280G or Section 4999 of the Internal Revenue Code for equity awards granted to him after fiscal year 2015, which was the last fiscal year covered by the terms of his most recent amendment to his employment agreement.
The Chief Executive Officer also has a separate employment agreement with us that provides for severance payments in certain cases other than a change of control of the Company. Our other Named Executive Officers would not be entitled to any severance benefits absent a change of control of the Company.
In connection with Ms. Brunelle's resignation, we entered into a transition agreement with her to continue to provide services to the company in a reduced role during a transition period lasting until no later than September 30, 2013. Upon the expiration of the transition period, Ms. Brunelle will be paid in a lump sum at such time equal to three months of her base salary and shall be provided COBRA reimbursements for up to nine months from such date. During the transition period, Ms. Brunelle remains an employee, will continue to receive her base salary and benefits, and continues to vest in her current equity awards.
Perquisites and Other Personal Benefits
The named executive officers and other executives are eligible to participate in all of the Company's employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance and the Company's 401(k) plan, in each case on the same basis as other employees.
For 2013, the Committee eliminated our Chief Executive Officer's allowances for travel, living and other miscellaneous expenses of $200,000. In addition, for 2013, the Committee did not approve any retention or discretionary bonuses for our Chief Executive Officer.
Tax and Accounting Implications
Deductibility of Executive Compensation
Unless and until the Company achieves sustained profitability, the availability to it of a tax deduction for compensation expense will not be material to the Company's financial position. The Company structures cash bonus compensation so that it is taxable to the Company's executives at the time it becomes available to them. The Company currently intends that most cash compensation paid will be tax deductible for it. However, the cash compensation we pay as well as the gain recognized by optionees upon the exercise of stock options or by recipients of restricted stock awards may not be fully deductible by the Company at the time the cash compensation or award is otherwise taxable to the employee.
As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may generally not deduct compensation of more than $1,000,000 that is paid to certain individuals. However, as appropriate, the Committee approves cash and equity-based compensation that may not be fully deductible in order to ensure competitive levels of total compensation for its executive officers.
Accounting for Stock-Based Compensation
Beginning on February 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R), which has been codified as FASB Accounting Standards Codification Topic 718 (“ASC Topic 718”). The Company's accounting for stock-based compensation is not a material factor in how we design the Company's executive compensation programs.

COMPENSATION COMMITTEE REPORT

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The information contained in this section shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act, except to the extent that we specifically incorporate it by reference into a document under the Securities Act or the Securities Exchange Act.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
Heidi Roizen (Chair)
Peter Aquino
William Cella

Summary Compensation Table For Fiscal Year 2013
Name and Principal Position	Fiscal Year	Salary ($)	Bonus($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Thomas Rogers	FY 2013	$1,150,002	$—	$8,458,250	$—	$1,941,743	$—	$11,549,995
President and Chief Executive Officer
(Principal Executive Officer)	FY 2012	$800,000	$300,000	$4,146,688	$—	$1,300,919	$200,000	$6,747,607
							(4)
	FY 2011	$800,000	$150,000	$—	$—	$533,959	$200,000	$1,683,959
							(4)
Naveen Chopra	FY 2013	$330,673	$30,000	$961,470	$—	$996,919	$—	$2,319,062
Chief Financial Officer & Senior Vice President, Corporate Development & Strategy
(Principal Financial Officer)

Anna Brunelle	FY 2013	$310,000	$—	$712,200	$—	$245,424	$821,032	$2,088,656
Former Vice President, Chief Financial Officer							(5)
(Former Principal Financial Officer)	FY 2012	$300,000	$30,000	$609,000	$—	$222,506	$—	$1,161,506

	FY 2011	$293,750	$—	$734,850	$224,994	$159,720	$208	$1,413,522

Jeffrey Klugman	FY 2013	$414,538	$75,000	$961,470	$—	$341,380	$—	$1,792,388
Executive Vice President, GM of Products and Revenue
	FY 2012	$365,000	$32,576	$730,800	$—	$288,762	$—	$1,417,138

	FY 2011	$358,750	$—	$734,850	$224,994	$181,198	$308	$1,500,100

Charles (Dan) Phillips	FY2013	$418,487	$—	$2,226,470	$—	$395,794	$—	$3,040,751
Senior Vice President, Chief Operating Officer

Matthew Zinn	FY 2013	$350,000	$—	$961,470	$—	$1,343,727	$—	$2,655,197
Senior Vice President, General Counsel, Secretary and Privacy Officer
	FY 2012	$315,000	$30,000	$730,800	$—	$2,066,621	$—	$3,142,421

	FY 2011	$304,583	$—	$734,850	$224,994	$396,265	$2,577	$1,663,269

1)The amounts included in column (e) represent the grant date fair value of restricted stock awards as calculated in accordance with ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2013.With respect to Mr. Rogers, the amount in column (e) includes the grant date fair value of 250,000 shares of restricted stock vesting in the next four years upon achievement of pre-determined stock price appreciation or Adjusted EBITDA growth targets, in each case, subject to the Chief Executive Officer's continued employment with the Company through the vesting date.The fair value of the 250,000 shares of restricted stock subject to performance-conditions based on maximum achievement of the Adjusted EBITDA growth targets in accordance with ASC Topic 718 is $2.8 million.

2)The amounts included in column (f) represent the grant date fair value of stock options granted in each fiscal year as calculated in accordance with ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2013.
3)The amounts included in column (g) are composed entirely of cash bonuses awarded under each fiscal years executive incentive bonus plans with respect to performance during those periods. For fiscal years 2012 and 2013, amounts also include additional incentives paid to Messrs. Barton and Zinn based on pre-established litigations goals, see Compensation Discussion and Analysis-Cash Incentive Compensation - Other Named Executive Officers.
4)This amount consists of a $100,000 allowance for travel and living expenses and a $100,000 allowance for miscellaneous expenses, paid pursuant to Mr. Rogers' Employment Agreement as in effective with TiVo during fiscal year 2012.
5)This amount consists of severance related costs association with Ms. Brunelle's Transition and Separation Agreement and include $291,000 related to continued salary payments and $530,000 in stock compensation related expenses associated with Mr. Brunelle's continued stock vesting through September 30, 2013.

Fiscal Year 2013 Grants of Plan-Based Awards
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (7)
		Threshold ($)	Target ($)	Maximum ($)	Target (#)
(a)	(b)	(c)	(d)	(e)	(g)		(i)		(j)	(k)	(l)
Thomas Rogers	4/3/2012						250,000	(3)			$2,967,500
	4/3/2012				250,000	(2)					$2,820,000
	4/3/2012						225,000	(4)			$2,670,750
	N/A	$575,000	$1,150,000	$2,300,000
Naveen Chopra	4/3/2012						81,000	(5)			$961,470
	N/A	82,688.5	165,377	330,754
Anna Brunelle	4/3/2012						60,000	(5)		—	$712,200
	N/A	$77,500	$155,000	$310,000
Jeffrey Klugman	4/3/2012						81,000	(5)		—	$961,470
	N/A	$116,596	$233,192	$466,384
Charles (Dan)Phillips	4/3/2012						81,000	(5)		—	$961,470
	12/19/2012						100,000	(6)			$1,265,000
	N/A	$128,343	$256,685	$513,370
Matthew Zinn	4/3/2012						81,000	(5)		—	$961,470
	N/A	$87,500	$175,000	$350,000

1)These amounts represent the threshold, target, and maximum amounts that could have been earned for fiscal year 2013 pursuant to the cash incentive bonus awards provided under the Company's fiscal year 2013 incentive plan. In addition, Messrs. Chopra and Zinn were eligible to earn additional cash bonuses tied to, in the case of Mr. Chopra, operator distribution and development deals, mergers and acquisitions, and litigation settlements with operators and, in the case of Mr. Zinn, damages awarded at trial or agreed to in litigation settlements as well as other designated procedural litigation milestones. Actual amounts earned for fiscal year 2013 are included in the Summary Compensation Table above. For additional information regarding plan-based awards granted to our named executive officers, see Compensation Discussion and Analysis above.

2)These stock awards vest based upon the achievement of certain market and/or performance based criteria. As further discussed in the Compensation Discussion and Analysis-Chief Executive Officer Equity Compensation section, these performance shares were granted to vest in the next four years upon appreciation of the Company's stock price to $14.664 before April 8, 2016 (for thirty (30) consecutive trading days) or upon the attainment of Adjusted EBITDA growth targets of $40 million for the fiscal year ending January 31, 2015 or $100 million for the fiscal year ending January 31, 2016 by the Company, in each case, subject to the Chief Executive Officer's continued employment with the Company through the vesting date (other than accelerated vesting in connection with a change in control or qualifying termination of employment).
3)The restricted stock awards vest in three equal annual installments of beginning on 4/3/2013.
4)This represents three separate cash settled restricted stock units grants of 75,000 units. Each grant vests in 3 equal annual installments. The first grant begins vesting on 4/3/2013. The second grant begins vesting on 4/3/14 and the third grant beings vesting on 4/3/2015.
5)These restricted stock awards vest in six equal semi-monthly installments beginning on 9/15/2012.
6)These restricted stock awards vest in six equal semi-monthly installments beginning on 3/15/2013.
7)The amounts set forth in this column are the full grant date fair value of the awards determined in accordance with ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended January 31, 2013.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards*
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, or Units or Other Rights That have Not Vested		Equity Incentive Plan Awards:Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)
Thomas Rogers							250,000	(5)	$3,335,000
										250,000	(6)	$3,335,000
							225,000	(7)	$3,001,500
							150,000	(8)	$2,001,000
										225,000	(6)	$3,001,500
										240,000	(6)	$3,201,600
							233,310	(9)	$3,112,355
	500,000	—			$8.94	3/26/2018
	300,000	—			$6.18	3/21/2017
	683,818	—			$6.18	3/21/2017
	384,640	—			$6.51	7/17/2016
	1,825,784	—	(2)		$6.52	7/1/2015
Naveen Chopra							67,500	(10)	900,450
							36,000	(11)	480,240
							29,996	(12)	400,147
							50,000	(13)	667,000
							16,665	(9)	222,311
	37,499	22,501	(3)		$7.49	6/23/2017
	35,000				$8.94	3/26/2018
	2,500	—			$6.18	3/21/2017
Anna Brunelle							50,000	(10)	667,000
							30,000	(11)	400,200
							29,996	(12)	400,147
							24,997	(9)	333,460
	1,249	22,501	(3)		$7.49	6/23/2017
Jeffrey Klugman							67,500	(10)	900,450
							36,000	(11)	480,240
							29,996	(12)	400,147
							30,996	(9)	413,487
	26,808	22,501	(3)		7.49	6/23/2017
	59,815	—			8.94	3/26/2018
	37,585	—			$6.18	3/21/2017
	9,829	—			$7.24	3/29/2016
	337	—			$6.06	4/22/2015
Charles (Dan) Phillips							100,000	(14)	1,334,000
							67,500	(10)	900,450
							36,000	(11)	480,240
							26,664	(12)	355,698
							6,999	(9)	93,367
	37,499	22,501	(3)		$7.49	6/23/2017

	18,563			$8.94	3/26/2018
	10,000	—		$6.18	3/21/2017
Matthew Zinn						67,500	(10)	900,450
						36,000	(11)	480,240
						29,996	(12)	400,147
						30,996	(9)	413,487
	183,333	16,667	(4)	$7.49	6/23/2017
	37,499	22,501	(3)	$7.49	6/23/2017
	53,929	—		$8.94	3/26/2018
	33,797	—		$6.18	3/21/2017
1)All options issued before August 6, 2008 have a ten-year contractual term. All options issued after August 6, 2008 have a seven-year contractual term.
2)Included in this grant is 825,784 Options and 1,000,000 Stock Appreciation Rights.
3)This option vests in 48 equal monthly installments with the first vesting on August 1, 2010.
4)This option vests in 48 equal monthly installments from the date of grant.
5)This restricted stock award vests in three equal annual installments beginning on 4/3/13.
6)These stock awards vest based upon the achievement of certain market and/or performance based criteria.  As further discussed in the Compensation Discussion and Analysis-Chief Executive Officer Equity Compensation section, these performance shares were granted to vest in the next four years upon appreciation of the Company's stock price to $14.664 before April 8, 2016 (for thirty (30) consecutive trading days)  or upon the attainment of Adjusted EBITDA growth targets of $40 million for the fiscal year ending January 31, 2015 or $100 million for the fiscal year ending January 31, 2016 by the Company, in each case, subject to the Chief Executive Officer's continued employment with the Company through the vesting date (other than accelerated vesting in connection with a change in control or qualifying termination of employment).
7)74,250 shares underlying this restricted stock grant vest upon the attainment of specified share price for 30 consecutive days while the remaining 150,750 shares vest upon the attainment of specified subscription and gross margin financial targets.
8)These shares underlying this restricted stock grant vest upon the attainment of a specified share price for 30 consecutive days.
9)The restricted stock units vest in four annual installments of 1/6, 1/6, 1/3, and 1/3 beginning on 2/17/2010.
10)Restricted shares shall vest in six equal semi-annual installments beginning 9/15/12.
11)The restricted stock awards vest in six equal semi-annual installments beginning on 9/15/2011.
12)The restricted stock awards vest in four annual installments of 1/6, 1/6, 1/3, and 1/3 beginning on 3/26/2011.
13)The restricted stock awards vest in four equal annual installments beginning on 12/1/2010.
14)Restricted shares vest in six equal semi-annual installments on 3/15/13, 9/15/13, 3/15/14, 9/15/14, 3/15/15 and 9/15/15 subject to the executive's continued employment or service with the Company on that date.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
(a)	(b)	(c)	(d)	(e)
Thomas Rogers	505,758	2,674,558	283,310	$3,393,553
Naveen Chopra	2,000	$10,380	111,667	$1,266,626
Anna Brunelle	95,002	$383,547	62,499	$704,363
Charles (Dan) Phillips	21,860	$120,987	76,167	$805,888
Jeffrey Klugman	54,452	$228,151	75,998	$853,741
Matthew Zinn	—	$—	75,998	$853,741
1)Value realized on exercise is based on the closing market price of our common stock on the date of exercise less the exercise price, multiplied by the number of shares underlying the exercised options.
2)Value realized on vesting is based on the closing market price of our common stock on the date of vesting, multiplied by the number of shares covered by the award and acquired upon vesting.

Potential Payments Upon Termination or Change-In-Control
The following table provides potential payments that may be made to each named executive officer upon termination or a change in control as defined and pursuant to individual agreements. The amounts shown in the table below assume that the executive was terminated on January 31, 2013 and that the effective date of the change in control was January 31, 2013, and do not include amounts (if any) in which the named executive officer had already vested as of January 31, 2013. The amounts shown below are hypothetical payments calculated using the assumptions required under applicable regulations, and do not represent actual payments to any named executive officer. The actual compensation to be paid can only be determined at the time of a named executive officer's termination of employment or upon a change in control, as applicable.

Named Executive Officers	Benefit	Death or Disability	Termination Without Cause or With Good Reason (Without Change in Control)		Termination Without Cause or With Good Reason (With Change in Control)
Thomas Rogers	Cash payments	$1,150,000	$6,541,743	(5)	$6,541,743	(5)
	Medical insurance	$54,366	$54,366		$54,366
	Restricted Stock - Unvested and accelerated (2)	$32,165,855	$32,165,855		$33,727,655
	Extension of exercisability of Stock Options (3)	$0 - $4,152,960	$0 - $4,152,960		$0 - $4,152,960
	Extension of exercisability of Stock Appreciation Rights (3)	$0 - $733,700	$0 - $733,700		$0 - $733,700
	280 G Tax Gross-up payments (4)	$—	$—		$18,005,057 - $21,022,039
Naveen Chopra	Cash payments	$—	$—		$843,750
	Medical insurance	$—	$—		$39,863
	Stock Option - unvested and accelerated (1)	$—	$—		$131,631
	Restricted Stock - Unvested and accelerated (2)	$—	$—		$7,814,385
Anna Brunelle	Cash payments	$—	$529,591		$529,591	(6)
	Medical insurance	$—	$12,510		$12,510
	Stock Option - unvested and accelerated (1)	$—	$131,631		$131,631
	Restricted Stock - Unvested and accelerated (2)	$—	$—		$1,800,807
Jeffrey Klugman	Cash payments	$—	$—		$1,350,000
	Medical insurance	$—	$—		$39,863
	Stock Option - unvested and accelerated (1)	$—	$—		$131,631
	Restricted Stock - Unvested and accelerated (2)	$—	$—		$6,604,861
Charles (Dan) Phillips	Cash payments	$—	$3,000,000		$4,350,000	(7)
	Medical insurance	$—	$—		$39,863
	Stock Option - unvested and accelerated (1)	$—	$—		$131,631
	Restricted Stock - Unvested and accelerated (2)	$—	$—		$6,271,974
Matthew Zinn	Cash payments	$—	$—		$787,500
	Medical insurance	$—	$—		$39,863
	Stock Option - unvested and accelerated (1)	$—	$—		$229,133
	Restricted Stock - Unvested and accelerated (2)	$—	$—		$2,194,323

(1)     Amounts represent the closing trading price of our common stock on January 31, 2013 less the exercise price, multiplied by the number of shares underlying the options subject to accelerated vesting.
(2)     Amounts represent the closing trading price of our common stock on January 31, 2013 multiplied by the number of shares subject to accelerated vesting. With respect to Mr. Rogers, this also includes the cash value of his guaranteed fiscal year 2014 and 2015 stock awards based on the number of shares subject to such awards multiplied by the closing trading price of our common stock on January 3,1 2013.
(3)     Represents the extension of the expiration date of the award from 90 days after the termination of employment to the remainder of the award's contractual life.
(4)     Pursuant to Mr. Rogers' change in control agreement, he will be entitled to a gross-up for any taxes owed by him under Section 280G of the Internal Revenue Code for payments made to him in connection with a covered change in control events.
(5)     Pursuant to Mr. Rogers' change in control agreement, he will be entitled to a pro-rated share of his bonus earned for the fiscal year ended 2013 plus an incremental 100% of his bonus target for two years.

(6)    Pursuant to Ms. Brunelle's transition agreement, she will be entitled to her actual bonus earned for the fiscal year ended 2013 plus the remainder of her salary through September 30, 2013.
(7)    Pursuant to Mr. Phillips' retention agreement disclosed on Form 8-K dated December 20, 2012, he will be entitled to receive the full amount of this bonus in the instance of a change of control.

SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
Rogers Employment Agreement. We have entered into an employment agreement with Thomas S. Rogers, our President and Chief Executive Officer.
The employment agreement provides that, in the event Mr. Rogers' employment agreement is terminated as a result of his death or disability, then 100% of his unvested stock awards will vest on the date of termination, including stock awards that are subject to performance-based vesting restrictions, except for the performance-based restricted stock units awarded on February 17, 2009. In addition, Mr. Rogers will receive the cash value of his guaranteed fiscal year 2014 and 2015 stock awards and he is entitled to a pro-rated portion of his target annual bonus. Mr. Rogers and/or his covered dependents will also receive two years of continued health and welfare benefits coverage (such coverage will terminate on the date Mr. Rogers obtains substantially similar coverage due to subsequent employment, if applicable).
The employment agreement also provides that, in the event Mr. Rogers' employment is terminated by us other than for “cause” (as defined in the agreement) or if he resigns for “good reason” (as defined in the agreement), he will receive the benefits described above as well as two times his annual base salary, payable in three equal installments (one-third 60 days after termination, one-third 6 months following termination and one-third 12 months following termination), provided that any amount that would be unpaid at the end of the calendar year in which the first installment is first payable shall be paid in a cash lump sum no later than December 31 of such calendar year. Mr. Rogers will also receive two years of continued health and welfare benefits coverage (such coverage will terminate on the date Mr. Rogers obtains substantially similar coverage due to subsequent employment, if applicable). In addition, assuming attainment of applicable performance criteria for the fiscal year in which Mr. Rogers' employment terminates, Mr. Rogers will receive a pro-rated bonus based upon the actual number of days worked during the fiscal year, payable in a lump sum when bonuses for the fiscal year are paid to other executives and in addition Mr. Rogers shall receive two times his target annual bonus payable 60 days after termination. Additionally, all Mr. Rogers' stock awards will be automatically accelerated on the date of termination (including such stock awards that are subject to performance-based vesting restrictions, except for the performance-based restricted stock units awarded on February 17, 2009). In addition, Mr. Rogers will receive the cash value of his guaranteed fiscal year 2014 and 2015 stock awards. Mr. Rogers' receipt of these severance benefits is conditioned upon his execution of a release, in the form attached to his employment agreement.
Change of Control Severance Agreements. Each of our executive officers, and including all of our vice presidents, have executed a change of control severance agreement with us. Pursuant to the terms of these agreements, in the event that, within thirteen months following a “change of control,” as described below, an executive officer or a vice president is terminated other than for “cause” (as defined in the agreement including the willful and continued failure to substantially perform job duties or the commission of an act of fraud, dishonesty, or conviction for a felony involving moral turpitude) or due to a “disability,” (defined as absence from full-time work for six (6) consecutive months), or the executive terminates his or her employment for “good reason,” (as defined in the agreements including a material reduction in duties, reduction in compensation or benefits, relocation of TiVo's offices greater than 50 miles), the executive will be entitled to a lump sum payment equal to a percentage of his or her annual base salary and targeted annual bonus of which such percentage is 200% for the Chief Executive Officer, 150% for the Senior Vice Presidents, and 100% for the Vice Presidents. Only our Chief Executive Officer's change in control severance agreements permits him to also terminate his employment with us for “good reason” if he no longer reports to our Board (or, if we have a parent company, to the Board of our ultimate parent Corporation). Additionally, effective March 21, 2007, our Board approved an additional provision applicable only to our Chief Executive Officer which entitles him to a gross-up for any taxes owed by him under Section 280G of the Internal Revenue Code for payments made to him in connection with a covered change in control event; however, effective as of September 13, 2012, Mr. Rogers will no longer be entitled to any gross-up for any taxes owed by Mr. Rogers under Section 280G or Section 4999 of the Internal Revenue Code for equity awards granted to him after fiscal year 2015. Pursuant to Mr. Rogers' employment agreement, Mr. Rogers will be entitled to receive the better of the benefits due under his employment agreement or his change in control agreement in such an event. In addition, all equity awards (including such stock awards that are subject to performance-based vesting restrictions, except as otherwise specifically stated in such grant) held by the terminated executive officer or vice president will become vested and any restrictions on that specified percentage of shares granted to the executive officer or vice president will immediately lapse. In addition, Messrs. Rogers, Chopra, Klugman and Phillips will receive the cash value of certain guaranteed fiscal year 2014, 2015, and, in the case of Mr. Klugman, 2016 stock awards. We have also agreed to provide the following benefits to any terminated executive officer or vice president:
•continued directors' and officers' liability insurance for a period of six years not to exceed one hundred fifty percent (150%) of the per annum rate of premium currently paid by us for the insurance; and
•medical benefits for a period not to exceed 12 months for Vice Presidents, 18 months for Senior Vice Presidents, and 24 months for the President and Chief Executive Officer from the date of termination.
These agreements do not obligate our executive officers or vice presidents to mitigate losses by seeking other employment or otherwise, and the benefits under these agreements will not be reduced by compensation earned through employment by another employer. These agreements are perpetual unless both parties agree to amend or terminate or the individual is no longer an employee of TiVo.
A “change of control” under these agreements will be deemed to have occurred in the event of:
(i) a dissolution or liquidation of the Company;
(ii) a sale of all or substantially all of the assets of the Company;
(iii) a sale by the stockholders of the Company of the voting stock of the Company to another corporation or its subsidiaries that results in the ownership by such corporation and/or its subsidiaries of eighty percent (80%) or more of the combined voting power of all classes of the voting stock of the Company entitled to vote;
(iv) a merger or consolidation involving the Company in which the Company is not the surviving corporation or a merger or consolidation of a subsidiary of the Company and in which, in either case, beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of members of the Board of Directors (“Directors”) has changed;
(v) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed;
(vi) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors; or
(vii) for any reason during any period of two (2) consecutive years following the effective date of the agreement, a majority of the Board is constituted by individuals other than (1) individuals who were directors immediately prior to the beginning of such period, and (2) new directors whose election or appointment by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors immediately prior to the beginning of the period or whose election or nomination for election was previously so approved.
Additionally, our Amended & Restated 1997 Equity Incentive Plan, our Amended & Restated 1999 Equity Incentive Plan, and our Amended & Restated 2008 Equity Incentive Plan provide for vesting of options upon a “change of control,” as defined in the plans, in the event that during the first thirteen months following the change of control, the option holder's employment is terminated by the company other than for cause or the employee terminates his or her employment due to a constructive termination. If the change of control provisions are triggered, all employees would be entitled to acceleration of twenty-five percent (25%) of their unvested options, while vice presidents and higher would be entitled to acceleration of fifty (50%) of their unvested options.
DIRECTOR COMPENSATION
Directors who are also executive officers do not receive any additional compensation for serving as members of the Board or any other committee of the Board. Each non-employee director of TiVo is eligible for reimbursement for his expenses incurred in connection with attendance at Board meetings in accordance with our policy.
Additionally, non-employee directors are compensated as follows:

Annual Cash Retainers: As of September 12, 2012 each non-employee director receives a retainer of $50,000 paid on a quarterly basis. In addition to such annual retainer paid to all non-employee directors, the Chairman of the Audit Committee receives an additional annual retainer of $25,000, the Chairman of the Compensation Committee receives an additional annual retainer of $20,000, and the Chairman of the Nominating and Governance Committee and the chairs of any other Board committees receive an additional annual retainer of $10,000.
Furthermore, the members of the Audit Committee receive an annual retainer of $10,000 in addition to the $50,000 annual retainer paid to all non-employee directors, the members of the Compensation Committee receive an annual retainer of $7,500 in addition to the $50,000 annual retainer paid to all non-employee directors, and the members of the Nominating and Governance Committee and any other Board committees receive an annual retainer of $5,000 in addition to the $50,000 annual retainer paid to all non-employee directors.
Additionally, in December 2010, in connection with appointment of Mr. Wolzien as Lead Independent Director of the Board, the Board approved an annual retainer of $50,000 payable in quarterly installments to the Lead Independent Director.
Board and Committee Meeting Attendance Fees: Non-employee directors do not receive any additional compensation for their attendance at Board meetings. Non-employee directors, however, receive an additional $2,000 for each Committee meeting they attend during the year (paid quarterly).
Initial Equity Grants to New Board Members: On the date a new non-employee Board member joins our Board of Directors, the new non-employee director will receive an initial equity grant consisting of an option to purchase 25,000 shares of our common stock, which will vest 1/48th per month over the next four years, and an initial equity grant of restricted stock consisting of that number of shares of the Company's common stock calculated by dividing $100,000 by the closing trading price of a share of the Company's common stock on the date of grant, all of which shall vest 25% annually on the grant anniversary over four years subjected to continued service to the Company. The stock options and restricted stock grants received by Non-employee directors are made under the Amended & Restated 2008 Equity Incentive Plan pursuant to the 2008 Independent Director Equity Compensation Policy. These options granted under the Amended & Restated 2008 Equity Incentive Plan are intended by us not to qualify as incentive stock options under the Internal Revenue Code.
Annual Equity Grants: On the date of each Annual Meeting of Stockholders, each continuing non-employee director (except those non-employee directors who joined the Board after the last Annual Meeting who will receive a pro rata annual equity grants based on the number of months served) will receive a restricted stock grant consisting of that number of shares of the Company's common stock calculated by dividing $100,000 by the closing trading price of a share of the Company's common stock on the date of grant, all of which will vest 100% on the first anniversary of their grant subject to continued service to the Company. These shares will be issued under the Amended & Restated 2008 Equity Incentive Award Plan.
The exercise price of options granted under the Amended & Restated 2008 Equity Incentive Award Plan pursuant to the 2008 Independent Director Equity Compensation Policy will be equal to the closing trading price of the common stock on the date of grant. The option term is 7 years under Amended & Restated 2008 Equity Incentive Award Plan and 10 years for previously granted options under the Director's Plan, but it terminates three months after the optionholder's service as a director, an employee or a consultant to us or our affiliates terminates. If such termination is due to the optionholder's disability, the exercise period is extended to 12 months. If such termination is due to the optionholder's death or if the optionholder dies within three months after his or her service terminates, the exercise period is extended to 18 months following death. Upon a change in control of TiVo, the vesting and exercisability of all outstanding options and the vesting of all restricted shares will accelerate, and the options will terminate unless an acquiring corporation assumes or replaces outstanding options. Vesting for options and restricted stock grants ceases upon the recipient's termination of service as a director, an employee, or a consultant of us or our affiliates.

Director Compensation
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(g)	(h)
Peter Aquino	$105,500	$99,995	$—	—	$205,495
William Cella	$75,500	$99,995	$—	—	$175,495
Jeffrey T. Hinson	$118,000	$99,995	$—	—	$217,995
J. Heidi Roizen	$118,937	$99,995	$—	—	$218,932
Thomas Wolzien	$169,000	$99,995	$—	—	$268,995
David Yoffie	$50,000	$89,858	$—	—	$139,858

1)Amounts shown reflect the aggregate dollar amounts of all fees earned in cash for services as a director, including annual cash retainers, committee and/or chairmanship fees, and meeting fees.
2)Reflects the grant date fair value of restricted stock awards granted in fiscal year 2013 calculated in accordance with ASC Topic 718. The assumptions made in calculating grant date fair value are consistent with those disclosed in Note 12 Stock-Based Compensation to our Consolidated Financial Statements found in our Annual Report on Form 10-K for the fiscal year ended January 31, 2013. The full grant date fair value of the fiscal year 2013 restricted stock awards to non-employee directors was $99,995 for each non-executive director, except Mr. Yoffie who received a pro-rated number of shares with a grant date fair value of $89,858.
The aggregate number of stock awards and the aggregate number of option awards outstanding as of January 31, 2013 were as follows:

Name	Stock Awards Outstanding	Option Awards Outstanding
	as of January 31, 2013
Peter Aquino	15,928	35,685
William Cella	13,853	57,292
Jeffrey T. Hinson	11,778	52,292
J. Heidi Roizen	13,853	53,125
Thomas Wolzien	11,778	72,917
David Yoffie	17,592	25,000

EQUITY COMPENSATION PLAN TABLE
The following table sets forth certain information as of January 31, 2013, concerning the shares of our Common Stock that may be issued under any form of award granted under our equity compensation plans in effect as of January 31, 2013.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans
Approved by Security Holders (1)	9,656,007	(2)	$7.42	(2)	12,942,848	(3)

Equity Compensation Plans Not
Approved by Security Holders	—		—		—

Total	9,656,007		$7.42		12,942,848

(1)    These plans consist of the (i) Amended & Restated 1997 Equity Incentive Plan; (ii) Amended & Restated 1999 Equity Incentive Plan; (iii) Amended & Restated 1999 Non-employee Directors' Stock Option Plan; (iv) Amended & Restated 1999 Employee Stock Purchase Plan; and (v) 2008 Equity Incentive Award Plan.
(2)    The number of shares listed in column (a)  consists of 8,656,569 shares issuable upon the exercise of outstanding options (with a weighted average exercise price of approximately $ 7.42 and a weighted average remaining term until expiration of approximately 3.84 years) and 999,438 shares issuable from outstanding RSUs. Column (b) only represents the weighted average exercise price of the options.
(3)    As of January 31, 2012, there was 10,295,442 shares of common stock remain available for future issuance under the 2008 Equity Incentive Award Plan and 2,647,406 shares remain available for future issuance under the 1999 Employee Stock Purchase Plan. As of January 31, 2012 no shares remain available for future issuance under the Amended & Restated 1997 Equity Incentive Plan, the Amended & Restated 1999 Equity Incentive Plan, nor the Amended & Restated 1999 Non-Employee Directors' Stock Option Plan.
SECURITY OWNERSHIP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of TiVo's common stock as of May 15, 2013 by: (i) each director; (ii) each of the executive officers named in the Summary of Executive Compensation table; (iii) all executive officers and directors of TiVo as a group; and (iv) all those known by TiVo to be beneficial owners of more than five percent of TiVo's common stock.

Beneficial Owner	Beneficial Ownership (1)
	Number of	Percent of
	Shares	Total
Executive Officers and Directors
Thomas Rogers (2)	5,843,342	4.6%
Naveen Chopra (3)	533,987	*
Anna Brunelle (4)	89,102	*
Jeffrey Klugman (5)	336,013	*
Charles (Dan) Phillips (6)	426,199	*
Matthew Zinn (7)	571,021	*
Peter Aquino (8)	51,540	*
William Cella (9)	88,220	*
Jeffrey Hinson (10)	91,620	*
J. Heidi Roizen (11)	82,653	*
Thomas Wolzien (12)	109,095	*
David Yoffie (13)	31,387	*
5% Stockholders

BlackRock Inc. (14)	11,297,489	8.9%
40 East 52nd Street
New York, NY 10022
Wellington Management (15)	9,753,402	7.7%
280 Congress Street
Boston, MA 02210
S.A.C Capital Advisors, LP (16)	8,762,527	6.9%
72 Cummings Point Road
Stamford, CT 06902
FMR LLC (17)	8,681,176	6.9%
82 Devonshire Street
Boston, MA 02109
The Vanguard Group (18)	6,728,326	5.3%
100 Vanguard Blvd
Malvern, PA 19355
All executive officers and directors as a group (13 persons) (16)	8,240,266	6.6%

* Less than one percent

1.
This table is based upon information supplied by officers, directors and principal stockholders, Schedules 13D and 13G and Form 13F, as applicable, filed with the SEC and information to our knowledge based upon our stock transfer records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. This table shows beneficial ownership in accordance with the rules of the Securities and Exchange Commission by including securities over which a named person has or shares voting or investment control, as well as securities over which a named person has the right to acquire voting or investment control within 60 days of May 15, 2013, such as, for example, upon exercise of an option that is currently vested or which is scheduled to vest within that 60-day period. Applicable percentages are based on 126,591,305 shares outstanding on May 15, 2013.

2.
Includes 3,694,242 shares Mr. Rogers has the right to acquire pursuant to outstanding options exercisable within 60 days of May 15, 2013. Also included in these numbers are 475,040 shares Mr. Rogers could attain upon the exercises of his stock appreciation rights within 60 days of May 15, 2013 (based on the closing share price of $12.42 on May 15, 2013). Also includes 1,040,666 shares of restricted stock, which cannot be sold or transferred by Mr. Rogers prior to their vesting. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Rogers' cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares. This amount does not include 240,00 RSUs that will not vest within 60 days of May 15, 2013.

3.
Includes 82,499 shares Mr. Chopra has the right to acquire pursuant to outstanding options exercisable within 60 days of May 15, 2013. Also includes 418,248 shares of restricted stock, which cannot be sold or transferred by Mr. Chopra prior to their vesting. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Chopra's cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares.

4.
Includes 5,000 shares Ms. Brunelle has the right to acquire pursuant to outstanding options exercisable within 60 days of May 15, 2013. Also includes 74,998 shares of restricted stock, which cannot be sold or transferred by Ms. Brunelle prior to their vesting. These shares are otherwise generally subject to forfeiture back to TiVo upon Ms. Brunelle's cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares.

5.
Includes 140,762 shares Mr. Klugman has the right to acquire pursuant to outstanding options exercisable within 60 days of May 15, 2013. Also includes 193,248 shares of restricted stock, which cannot be sold or transferred by Mr. Klugman prior to their vesting. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Klugman's cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares.

6.
Includes 73,562 shares Mr. Phillips has the right to acquire pursuant to outstanding options exercisable within 60 days of May 15, 2013. Also includes 299,672 shares of restricted stock, which cannot be sold or transferred by Mr. Phillips prior to their vesting. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Phillips's cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares.

7.
Includes 332,725 shares Mr. Zinn has the right to acquire pursuant to outstanding options exercisable within 60 days of May 15, 2013. Also includes 193,248 shares of restricted stock, which cannot be sold or transferred by Mr. Zinn prior to their vesting. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Zinn's cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares.

8.	Includes 15,928 shares of restricted stock and 27,872 shares Mr. Aquino has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 15, 2013.

9.	Includes 11,778 shares of restricted stock and 57,292 shares Mr. Cella has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 15, 2013.

10.	Includes 11,778 shares of restricted stock and 52,292 shares Mr. Hinson has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 15, 2013.

11.	Includes 13,853 shares of restricted stock and 53,125 shares Ms. Roizen has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 15, 2013.

12.	Includes 11,778 shares of restricted stock and 72,917 shares Mr. Wolzien has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 15, 2013.

13.	Includes 17,592 shares of restricted stock and 11,458 shares Mr. Yoffie has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 15, 2013.

14.
All information regarding BlackRock, Inc., or BlackRock, and its affiliates is based on information disclosed in the Schedule 13F filed on April 12, 2013 by BlackRock. The BlackRock Schedule 13F indicates that, at March 29, 2013, BlackRock was the beneficial owner of 11,297,489 of such shares as a result of acting as investment adviser to various clients that are the holders of record of such shares. The BlackRock Schedule 13F indicates that, at March 29, 2013, BlackRock had sole dispositive power over all of such shares.

15.
All information regarding Wellington Management Company, LLP, or Wellington, and its affiliates is based on information disclosed in the Schedule 13F filed on May 15, 2013 by Wellington. The Wellington Schedule 13F indicates that, at March 31, 2013, Wellington had shared power to vote or to direct the vote on 1,660,603 shares and had sole dispositive power over 3,250,304 shares.

16.
All information regarding S.A.C. Capital Advisors, LP, or S.A.C., and its affiliates is based on information disclosed in the Schedule 13F filed on May 15, 2013 by S.A.C. The S.A.C. Schedule 13F indicates that, at March 31, 2013, S.A.C. had shared power to vote or to direct the vote on 8,762,527 shares.

17.
All information regarding FMR LLC and its affiliates is based on information disclosed in the Schedule 13F filed on May 9, 2013 by FMR LLC. The FMR LLC Schedule 13F indicates that, at March 31, 2013 (i) Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR LLC, was the beneficial owner of 8,681,176 of such shares as a result of acting as investment adviser to various investment companies, and the ownership of one investment company, Fidelity Growth Company Fund, amounted to 8,681,176 of such shares. The FMR LLC Schedule 13F indicates that, at March 31, 2013, Edward C. Johnson 3d, FMR LLC, through its control of Fidelity, and the funds each had sole dispositive power over 8,681,176 of such shares.

18.
All information regarding the Vanguard Group and its affiliates is based on information disclosed in the Schedule 13F filed on April 15, 2013 by the Vanguard Group, Inc. The Vanguard Inc. Schedule 13F indicates that, at March 31, 2013, Vanguard had shared power to vote or to direct the vote on 181,038 shares and had sole dispositive power over 6,547,288 shares.

19.	Includes 4,606,559 shares subject to options exercisable within 60 days of May 15, 2013.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
The Audit Committee of the Board of Directors of TiVo Inc. has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2014 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since the Company's fiscal year ended January 31, 2002. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our Amended & Restated Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of TiVo and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on PROPOSAL 2 at the Annual Meeting will be required to ratify the selection of KPMG LLP as our independent registered public accounting firm.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

REPORT OF THE AUDIT COMMITTEE
The information contained in this section shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Responsibilities. The Audit Committee of the Board of Directors is currently composed of Messrs. Hinson, Aquino, and Wolzien, all of whom the Board has determined meet the independence requirements of the SEC and NASDAQ. The Audit Committee operates under a written charter that has been adopted by the Board; the current version is available at www.tivo.com by first clicking “About us”, then “Investor Relations,” and then “Corporate governance.” The charter is reviewed annually for changes, as appropriate. The Audit Committee is responsible for assisting the Board in its general oversight of TiVo's auditing, accounting and financial reporting processes, system of internal controls, and tax, legal, regulatory, and ethical compliance. TiVo's management is responsible for maintaining TiVo's books of account and preparing periodic financial statements based thereon, and for maintaining the system of internal controls. The independent auditors are responsible for auditing TiVo's annual financial statements.
Review with Management and Independent Auditors. In this context, the Audit Committee hereby reports as follows:
(1)    The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, KPMG LLP, together and separately, TiVo's audited consolidated financial statements contained in TiVo's Annual Report on Form 10-K for the fiscal year 2013.
(2)    The Audit Committee has discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees.
(3)    The Audit Committee has received from the independent registered public accounting firm, KPMG LLP, the written disclosures and the letter required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), and the Audit Committee has discussed with KPMG LLP its independence.
(4)    The Audit Committee has considered whether the provision of services covered by fees paid to KPMG LLP is compatible with maintaining the independence of KPMG LLP.
Based on the review and discussions referred to in paragraphs 1-4 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in TiVo's Annual Report on Form 10-K for fiscal year 2013, filed with the SEC on March 15, 2013. The Audit Committee has appointed KPMG LLP as TiVo's independent registered public accounting firm for fiscal year 2014. This report is submitted by the Audit Committee.

AUDIT COMMITTEE
Jeffrey Hinson (Chair)
Peter Aquino
Thomas Wolzien

AUDIT COMMITTEE DISCLOSURES
INDEPENDENT AUDITORS FEES AND SERVICES
In addition to retaining KPMG LLP to audit the consolidated financial statements for fiscal year 2013, TiVo retained one other auditing firm in the United Kingdom, Blick Rothenberg Chartered Accountants, to provide various accounting services during fiscal 2013. The aggregate fees billed for professional auditing services by KPMG LLP for the fiscal years ended January 31, 2013 and 2012 are as follows:

	Fiscal Year Ended January 31,
	2013	2012
	KPMG LLP	KPMG LLP
Audit Fees	$1,017,601	$1,040,790
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,017,601	$1,040,790

Audit Fees. This category includes the audit of TiVo's annual financial statements, review of financial statements included in TiVo's Form 10-Q Quarterly Reports and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. Audit fees also include fees for professional services rendered for KPMG's audit of the effectiveness of the Company's internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
Audit Related Fees. This category consists of assurance and related services that were reasonably related to the performance of the audit or review of TiVo's financial statements and are not reported above under “Audit Fees.” There were no fees paid for fiscal years 2013 and 2012 for services performed under this category.
Tax Fees. This category consists of professional services rendered for tax compliance and tax advice. There were no fees paid for fiscal years 2013 and 2012 for services performed under this category.
All Other Fees. This category consists of all other fees including fees billed for professional services that were not the result of an audit or review. There were no fees paid for fiscal years 2013 and 2012 for services provided under this category.
Audit Committee Pre-Approval Policies and Procedures. The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company's independent registered public accounting firm. These services may include audit services, audit-related services, tax, and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specified budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During fiscal years 2013 and 2012, all services provided by KPMG LLP were pre-approved by the Audit Committee.

PROPOSAL 3
APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY")

We are seeking an advisory vote from our stockholders to approve the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. At our 2012 annual meeting of stockholders, our stockholders approved the compensation of our named executive officers with a 91% approval rating. The following is a summary of some of the key points of our fiscal year 2013 executive compensation program. We urge our stockholders to review the “Compensation Discussion and Analysis” section of this proxy statement.
The Compensation Committee, with assistance from its independent executive compensation consultants and counsel, has structured our executive compensation program to reflect our "pay-for-performance" philosophy. The compensation opportunities provided to the named executive officers are significantly dependent on the Company's financial performance and the named executive officer's individual performance, which are intended to drive the creation of sustainable stockholder value. The Compensation Committee will continue to emphasize responsible compensation arrangements that attract, retain, and motivate high caliber executive officers, motivate these executive officers to achieve the Company's short-term and long-term business strategies and objectives.
You have the opportunity to vote "for" or "against" or to "abstain" from voting on the following non-binding resolution relating to executive compensation:
"Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers as disclosed in TiVo's proxy statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables, and the narrative discussion of this proxy statement."
In deciding how to vote on this proposal, you are encouraged to consider the Company's executive compensation philosophy and objectives as contained in the Compensation Discussion and Analysis section above. Our executive compensation program utilizes elements including base salary, annual cash incentive awards, long-term stock-based incentive awards, and health and other benefits to achieve the following goals:
•attracting, retaining, motivating, and rewarding highly talented, entrepreneurial, and creative executives;
•aligning and strengthening the mutuality of interests between our executives and our stockholders; and
•providing total compensation to each executive that is internally equitable, competitive with peer companies, and driven by individual, departmental, and corporate performance.
While your vote on this proposal is advisory and will not be binding on the Compensation Committee, the Board or the Company, the Compensation Committee values the opinions of the Company's stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding the Company's executive compensation program. Unless the Board modifies its policy on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the 2014 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3

OTHER INFORMATION
SECTION  16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act requires TiVo's directors and executive officers and persons who own more than ten percent of a registered class of TiVo's equity securities (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of TiVo. Reporting Persons are required by SEC regulation to furnish TiVo with copies of all Section 16(a) forms they file.
To TiVo's knowledge, based solely on a review of the copies of such reports furnished to TiVo and written representations from certain Reporting Persons that no other reports were required, TiVo believes that during fiscal year 2013 all Reporting Persons complied with all applicable filing requirements.
INCORPORATION BY REFERENCE
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, so that information should be considered as part of the filing that you are reading. Portions of this proxy statement are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 31, 2013 as well as portions of our Annual Report on Form 10-K for fiscal year ended January 31, 2013 are incorporated by reference herein, including information regarding our executive officers and key employees. Based on SEC regulations, the “Report of the Audit Committee” and the “Report of the Compensation Committee of the Board of Directors on Executive Compensation” in this proxy statement shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act, except to the extent that we specifically incorporate those sections by reference into a document under the Securities Act or the Securities Exchange Act.
This proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.
This proxy statement is sent to you as part of the proxy materials for the 2013 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of TiVo stock.
AVAILABILITY OF ADDITIONAL INFORMATION
Copies of TiVo's Annual Report on Form 10-K for the fiscal year ended January 31, 2013 have been distributed to stockholders entitled to vote at our 2013 Annual Meeting of Stockholders. Additional copies and additional information, including the Annual Report on Form 10-K filed with the SEC, are available without charge from Investor Relations, 2160 Gold Street, P.O. Box 2160, San Jose, CA 95002. The annual report, proxy statement, and Form 10-K are also available on TiVo's website at www.tivo.com/ir.
STOCKHOLDER PROPOSALS FOR 2014 ANNUAL STOCKHOLDERS' MEETING
The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for TiVo's 2014 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act is February 20, 2014. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must give timely notice thereof in writing to our Corporate Secretary. To be timely, a stockholder's proposal or nomination must be delivered to or mailed and received at the principal executive offices of the Company no later than the close of business on May 3, 2014 nor earlier than the close of business on April 2, 2014 and must otherwise satisfy the requirements of TiVo's Amended & Restated Bylaws, as amended. If the date of the 2014 Annual Meeting changes by more than thirty (30) days from the date of the 2013 Annual Meeting, a stockholder's proposal or nomination must be delivered to or mailed and received at our principal executive offices no later than ten (10) calendar days following the first public announcement of the revised date of the 2014 Annual Meeting. A stockholder's notice to the Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the 2014 Annual Meeting:
•a brief description of the business desired to be brought before the 2014 Annual Meeting, the reasons for conducting the business at the 2014 Annual Meeting and any material interest of each proposing person in the business;
•the text of the proposal or business (including the text of any resolutions proposed for consideration);
• a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the proposing persons or (y) between or among any proposing person and any other person or entity (including their names) in connection with the proposal of such business by such proposing person;
•the name and address of each proposing person including, if applicable, the name and address that appears on the corporation's books and records; and
•the class and number of shares of TiVo stock which are owned of record or beneficially owned by each proposing person and any “Disclosable Interests” (as such term is defined in TiVo's Amended & Restated Bylaws, as amended) of each proposing person.
Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the Securities Exchange Act. Notwithstanding anything in TiVo's Amended & Restated Bylaws, as amended, to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in TiVo's Amended & Restated Bylaws, as amended.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Investor Relations, TiVo Inc., 2160 Gold Street, P.O. Box 2160, San Jose, CA 95002, or contact Investor Relations by telephone at (408) 519-9677. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or Investor Relations.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the 2013 Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote on such matters in accordance with the recommendation of the Board, if no recommendation is given, in their own discretion. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ Thomas S. Rogers
Thomas S. Rogers
Chief Executive Officer and President
San Jose, California
May 31, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
TIVO INC.
2013 ANNUAL MEETING OF STOCKHOLDERS
The undersigned stockholder of TiVo Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 31, 2013, and hereby appoints Thomas S. Rogers and Matthew Zinn, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2013 Annual Meeting of Stockholders of TiVo Inc., to be held on July 31, 2013, at 10:30 a.m., at the offices of Latham & Watkins LLP at 140 Scott Drive, Menlo Park, California, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.
This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for the election of the two named directors to hold office until the 2016 Annual Meeting of Stockholders; (2) for the ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 31, 2014; (3) for approval on a non-binding, advisory basis the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“Say-on-Pay”); and as recommended by the Board, or if no recommendation is given, at the discretion of said proxies on such other matters as may come before the meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on July 31, 2013.
The Proxy Statement and the Form 10-K for year ended January 31, 2013 are available on the Internet at: http://www.tivo.com/2013proxy.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Please mark your votes as in this example.

1.	Election of Directors: ☐ FOR all nominees (except as indicated); ☐ AGAINST all nominees (except as indicated) Nominees: William Cella and Jeffrey Hinson.

2.	To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2014.
☐  FOR    ☐ AGAINST   ☐ ABSTAIN

3.
To approve on a non-binding, advisory basis the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("Say-on-Pay");.   ☐ FOR     ☐ AGAINST     ☐ ABSTAIN

Note: This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon and returned in the enclosed envelope.

SIGNATURE(S)

DATE

Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.